[Morgan Stanley LOGO]                                        [BEAR STEARNS LOGO]

                                   ----------

                                      TOP23

                                   ----------

                                 $1,452,456,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

                                   ----------

                                  JULY 10, 2006

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

TRANSACTION FEATURES

o    Sellers:

                                         NO. OF MORTGAGE   NO. OF MORTGAGED   AGGREGATE CUT-OFF      % BY AGGREGATE
LOAN SELLERS                                  LOANS           PROPERTIES       DATE BALANCE ($)   CUT-OFF DATE BALANCE
----------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.          38                 39              440,961,906            27.3
Principal Commercial Funding II, LLC            30                 34              393,404,396            24.4
Wells Fargo Bank, National Association          57                 59              392,652,000            24.3
Morgan Stanley Mortgage Capital Inc.            37                 39              386,821,891            24.0
----------------------------------------------------------------------------------------------------------------------
   TOTAL:                                      162                171           $1,613,840,193           100.0%
----------------------------------------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,961,976

     o    Largest Mortgage Loan by Cut-off Date Balance: $149,397,658

     o    Five largest and ten largest loans: 34.4% and 44.0% of pool, respectively

o    Property Types:

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Hospitality                      11.5%
Industrial                        7.9%
Other*                            5.3%
Mixed Use                         4.0%
Multifamily                       3.8%
Self Storage                      0.9%
Manufactured Housing Community    0.4%
Retail                           44.7%
Office                           21.6%

*    "Other" includes Leased Fee and other property types.

o    Credit Statistics:

     o    Weighted average current debt service coverage ratio of 1.73x

     o    Weighted average post IO debt service coverage ratio of 1.64x

     o    Weighted average current loan-to-value ratio of 59.8%; weighted average balloon loan-to-value ratio of 54.1%

o    Call Protection:

     o    108 loans (76.3% of the pool) have a lockout period ranging from 24 to
          35 payments from origination, then defeasance provisions

     o    33 loans (13.0% of the pool) have a lockout period ranging from 4 to
          48 payments from origination, then permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%

     o    6 loans (7.4% of the pool) permit a prepayment with the greater of yield maintenance and a prepayment premium of 1%

     o    12 loans (1.8% of the pool) have a lockout period ranging from 26 to
          35 payments from origination, then permit a prepayment with the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance at least two years following securitization

     o    1 loan (1.3% of the pool) has a lockout period of 12 payments from origination, and then permits a prepayment with the greater of yield maintenance and a prepayment premium of 1.0% for the next 13 payments, followed by prepayment with the greater of yield maintenance and a prepayment of 1.0% and also permits defeasance.

     o    2 loans (0.2% of the pool) permit a prepayment with the greater of yield maintenance and a prepayment premium of 1% for the first 28 payments following origination, followed by prepayment with the greater of yield maintenance and a prepayment of 1.0% and also permit defeasance.

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying
     Agent's website at www.ctslink.com/cmbs.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-2

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

OFFERED CERTIFICATES

         APPROXIMATE                                                                             APPROXIMATE   CERTIFICATE
           INITIAL     APPROXIMATE                                             EXPECTED FINAL      INITIAL      PRINCIPAL
         CERTIFICATE      CREDIT       RATINGS       AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
CLASS    BALANCE(1)     SUPPORT(2)   (FITCH/S&P)   LIFE(3)(4)   WINDOW(3)(5)       DATE(3)         RATE(6)       RATIO(7)
--------------------------------------------------------------------------------------------------------------------------

A-1     $ 94,221,000     27.000%       AAA/AAA        3.39           1-56         4/12/2011%           43.65%
A-2     $151,830,000     27.000%       AAA/AAA        4.72          56-60         8/12/2011%           43.65%
A-3     $ 43,600,000     27.000%       AAA/AAA        6.83          81-82         6/12/2013%           43.65%
A-AB    $ 76,320,000     27.000%       AAA/AAA        7.20         60-110        10/12/2015%           43.65%
A-4     $812,132,000     27.000%       AAA/AAA        9.74        110-118         6/12/2016%           43.65%
A-M     $161,384,000     17.000%       AAA/AAA        9.92        118-119         7/12/2016%           49.63%
A-J     $112,969,000     10.000%       AAA/AAA        9.95        119-120         8/12/2016%           53.82%

PRIVATE CERTIFICATES(8)

          APPROXIMATE
            INITIAL
          CERTIFICATE                                                                                 APPROXIMATE   CERTIFICATE
          BALANCE OR                                                                EXPECTED FINAL      INITIAL      PRINCIPAL
           NOTIONAL        APPROXIMATE      RATINGS       AVERAGE      PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
CLASS      AMOUNT(1)     CREDIT SUPPORT   (FITCH/S&P)   LIFE(3)(4)   WINDOW(3)(5)      DATE(3)          RATE(6)       RATIO(7)
-------------------------------------------------------------------------------------------------------------------------------

X(9)    $1,613,840,192           --         AAA/AAA           --             --               --           %              --
B       $   32,276,000        8.000%         AA/AA         10.03        120-120        8/12/2016%           55.02%
C       $   16,139,000        7.000%        AA-/AA-        10.03        120-120        8/12/2016%           55.61%
D       $   26,225,000        5.375%          A/A          10.03        120-120        8/12/2016%           56.59%
E       $   14,121,000        4.500%         A-/A-         10.03        120-120        8/12/2016%           57.11%
F       $   12,104,000        3.750%       BBB+/BBB+       10.84        120-142        6/12/2018%           57.56%
G       $   14,121,000        2.875%        BBB/BBB        11.86        142-142        6/12/2018%           58.08%
H       $   10,086,000        2.250%       BBB-/BBB-       12.32        142-161        1/12/2020%           58.45%
J - P   $   36,312,192           --               --          --             --               --          --              --

Notes:    (1)  As of August 1, 2006. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2)  The percentages indicated under the column "Approximate Credit
               Support" with respect to the Class A-1, A-2, A-3, A-AB and A-4
               Certificates represent the approximate credit support for the
               Class A-1, A-2, A-3, A-AB and A-4 Certificates in the aggregate.

          (3)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Free Writing Prospectus, dated July 10, 2006, to accompany
               Prospectus dated March 14, 2006 (the "Free Writing Prospectus")

          (4)  Average life is expressed in terms of years.

          (5)  Principal window is the period (expressed in terms of months and commencing with the month of September 2006) during which
               distributions of principal are expected to be made to the holders of each designated Class.

          (6)  The Class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G
               and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or, (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X Certificates will accrue interest at a variable rate.

          (7)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
               Class A-1, A-2, A-3, A-AB and A-4 Certificate Principal to Value
               Ratio is calculated based upon the aggregate of the Class A-1,
               A-2, A-3, A-AB and A-4 Certificate Balances.

          (8)  Not offered pursuant to the Prospectus and Free Writing
               Prospectus. Certificates to be offered privately pursuant to Rule
               144A. Information provided herein regarding the characteristics of these certificates is provided only to enhance understanding of the offered certificates.

          (9)  The Class X Notional Amount will at all times be equal to the aggregate of the certificate balances of the classes of principal balance certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-3

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                      Public: Classes A-1, A-2, A-3, A-AB, A-4, A-M
                                 and A-J (the "Offered Certificates")

                                 Private (Rule 144A): Classes X, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P

SECURITIES OFFERED:              $1,452,456,000 monthly pay, multi-class,
                                 commercial mortgage REMIC Pass-Through
                                 Certificates, including seven principal and
                                 interest classes (Classes A-1, A-2, A-3, A-AB,
                                 A-4, A-M and A-J)

SELLERS:                         Bear Stearns Commercial Mortgage, Inc.,
                                 Principal Commercial Funding II, LLC, Wells
                                 Fargo Bank, National Association, and Morgan
                                 Stanley Mortgage Capital Inc.

CO-LEAD BOOKRUNNING MANAGERS:    Morgan Stanley & Co. Incorporated and Bear,
                                 Stearns & Co. Inc.

MASTER SERVICER:                 Wells Fargo Bank, National Association

PRIMARY SERVICERS:               Principal Global Investors, LLC (with respect
                                 to the individual loans sold by Principal
                                 Commercial Funding II, LLC); Wells Fargo Bank,
                                 National Association (with respect to the
                                 individual loans sold by it, Morgan Stanley
                                 Mortgage Capital Inc., and Bear Stearns
                                 Commercial Mortgage, Inc.).

SPECIAL SERVICER:                ARCap Servicing, Inc.

TRUSTEE:                         LaSalle Bank National Association

PAYING AGENT AND REGISTRAR:      Wells Fargo Bank, National Association

CUT-OFF DATE:                    August 1, 2006. For purposes of the information
                                 contained in this term sheet, scheduled
                                 payments due in August 2006 with respect to
                                 mortgage loans not having payment dates on the
                                 first day of each month have been deemed
                                 received on August 1, 2006, not the actual day
                                 on which such scheduled payments were due.

EXPECTED CLOSING DATE:           On or about August 3, 2006

DISTRIBUTION DATES:              The 12th of each month, commencing in September
                                 2006 (or if the 12th is not a business day, the
                                 next succeeding business day)

MINIMUM DENOMINATIONS:           $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                 A-M and A-J Certificates; with investments in
                                 excess of the minimum denominations made in
                                 multiples of $1

SETTLEMENT TERMS:                DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest

LEGAL/REGULATORY STATUS:         Classes A-1, A-2, A-3, A-AB, A-4, A-M and A-J
                                 are expected to be eligible for exemptive
                                 relief under ERISA. No Class of Certificates is
                                 SMMEA eligible.

RISK FACTORS:                    THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE FREE WRITING
                                 PROSPECTUS AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-4

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

II. CLASS X CHARACTERISTICS

Class X Notional Amount:         The Notional Amount of the Class X Certificates
                                 will be equal to the aggregate of the
                                 Certificate Balances of the classes of
                                 Principal Balance Certificates outstanding from
                                 time to time.

Class X Pass-Through Rate:       The Pass-Through Rate applicable to the Class X
                                 Certificates for each Distribution Date will
                                 equal the weighted average of the respective
                                 strip rates (the "Class X Strip Rates") at
                                 which interest accrues from time to time on the
                                 respective components of the total Notional
                                 Amount of the Class X Certificates outstanding
                                 immediately prior to the related Distribution
                                 Date (weighted on the basis of the respective
                                 balances of such components outstanding
                                 immediately prior to such Distribution Date).
                                 Each of those components will be comprised of
                                 all or a portion of the related class of the
                                 Principal Balance Certificates.

                                 For any Distribution Date, the applicable Class
                                 X Strip Rate with respect to each such
                                 component will equal the excess, if any, of (a)
                                 the Weighted Average Net Mortgage Rate for such
                                 Distribution Date, over (b) the Pass-Through
                                 Rate for such Distribution Date for the related
                                 class of Principal Balances Certificates. Under
                                 no circumstances will any Class X Strip Rate be
                                 less than zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-5

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

Yield Maintenance/Prepayment     Any Prepayment Premiums/Yield Maintenance
Premium Allocation:              Charges collected with respect to a Mortgage
                                 Loan during any particular Collection Period
                                 will be distributed to the holders of each
                                 Class of Principal Balance Certificates (other
                                 than an excluded class as defined below) then
                                 entitled to distributions of principal on such
                                 Distribution Date in an amount equal to the
                                 lesser of (i) such Prepayment Premium/Yield
                                 Maintenance Charge and (ii) the Prepayment
                                 Premium/Yield Maintenance Charge multiplied by
                                 the product of (a) a fraction, the numerator of
                                 which is equal to the amount of principal
                                 distributed to the holders of that Class on the
                                 Distribution Date, and the denominator of which
                                 is the total principal distributed on that
                                 Distribution Date, and (b) a fraction not
                                 greater than one, the numerator of which is
                                 equal to the excess, if any, of the
                                 Pass-Through Rate applicable to that Class,
                                 over the relevant Discount Rate (as defined in
                                 the Free Writing Prospectus dated the date
                                 hereof), and the denominator of which is equal
                                 to the excess, if any, of the Mortgage Rate of
                                 the Mortgage Loan that prepaid, over the
                                 relevant Discount Rate. If the relevant
                                 Discount Rate is greater than or equal to the
                                 Mortgage Rate on the Mortgage Loan, then the
                                 Base Interest Fraction will equal zero;
                                 provided, however, that if the relevant
                                 Discount Rate is greater than or equal to the
                                 Mortgage Rate on the Mortgage Loan, but is less
                                 than the Pass-Through Rate applicable to that
                                 Class, then the Base Interest Fraction shall be
                                 equal to 1.0.

                                 The portion, if any, of the Prepayment
                                 Premium/Yield Maintenance Charge remaining
                                 after such payments to the holders of the
                                 Principal Balance Certificates will be
                                 distributed to the holders of the Class X
                                 Certificates. For the purposes of the
                                 foregoing, the Class J Certificates and below
                                 are the excluded classes.

                                 The following is an example of the Prepayment
                                 Premium Allocation under (ii) above based on
                                 the information contained herein and the
                                 following assumptions:

                                 Two Classes of Certificates: Class A-1 and X

                                 The characteristics of the Mortgage Loan being
                                 prepaid are as follows:

                                      o    Loan Balance: $10,000,000

                                      o    Mortgage Rate: 6.00%

                                      o    Maturity Date: 5 years

                                 The Discount Rate is equal to 5.20%

                                 The Class A-1 Pass-Through Rate is equal to
                                 5.80%

                                                            CLASS A-1 CERTIFICATES
                                 ---------------------------------------------------------------------------
                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                      METHOD                        FRACTION      ALLOCATION
                                 ---------------------------------------------   -------------   -----------

                                 (Class A-1 Pass-Through Rate - Discount Rate)   (5.80%-5.20%)      75.00%
                                 ---------------------------------------------   -------------
                                        (Mortgage Rate - Discount Rate)          (6.00%-5.20%)

                                                             CLASS X CERTIFICATES
                                 ---------------------------------------------------------------------------
                                                                                                    YIELD
                                                                                                 MAINTENANCE
                                                      METHOD                        FRACTION      ALLOCATION
                                 ---------------------------------------------   -------------   -----------

                                           (1 - Class A-1 Allocation)              (1-75.00%)       25.00%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
FREE WRITING PROSPECTUS AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-6

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

III. COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

           MORTGAGE
MORTGAGE     LOAN                                                              PROPERTY      CUT-OFF DATE
LOAN NO.    SELLER    PROPERTY NAME                 CITY              STATE      TYPE          BALANCE
--------   --------   ---------------------------   ---------------   -----   -----------   -------------

   1         MSMC     Beachwood Place Mall          Beachwood           OH      Retail       $149,397,658
   2          WFB     The Westin Michigan Avenue    Chicago             IL    Hospitality    $140,000,000
                      Chicago
   3        PCF II    Hamilton Place Mall           Chattanooga         TN      Retail       $117,000,000
 4 - 5       BSCMI    Lake Fairfax Business Park    Reston              VA      Office       $ 83,000,000
                      Portfolio(1)
   6         BSCMI    1275 K Street                 Washington D.C.     DC      Office       $ 66,000,000
   7         MSMC     2021 K Street                 Washington D.C.     DC      Other        $ 40,000,000
   8        PCF II    Millennium Financial Center   Denver              CO      Office       $ 34,500,000
   9        PCF II    Nokia Building                San Diego           CA      Office       $ 32,000,000
   10       PCF II    The Reserve                   Dallas              TX    Multifamily    $ 25,000,000
   11        BSCMI    150 Hillside Avenue           White Plains        NY      Office       $ 23,830,000
                      TOTAL/WEIGHTED AVERAGES                                                $710,727,658

                                                      DSCR    CUT-OFF
MORTGAGE   % OF   UNITS/SF/     LOAN PER            POST IO     DATE    BALLOON
LOAN NO.   POOL     ROOMS     UNIT/SF/ROOM   DSCR    PERIOD     LTV      LTV
--------   ----   ---------   ------------   ----   -------   -------   -------

   1        9.3%   348,459      $    429     1.74x    1.74x     47.4%     44.4%
   2        8.7%       751      $186,418     2.17x    1.81x     64.4%     60.2%

   3        7.2%   364,188      $    321     1.62x    1.62x     57.1%     47.7%
 4 - 5      5.1%   406,388      $    204     1.56x    1.56x     70.5%     70.5%

   6        4.1%   231,445      $    285     1.54x    1.54x     54.8%     54.8%
   7        2.5%   159,981      $    250     1.30x    1.30x     66.7%     66.7%
   8        2.1%   133,328      $    259     1.39x    1.17x     75.2%     68.0%
   9        2.0%   190,837      $    168     2.03x    2.03x     49.7%     49.7%
   10       1.5%       301      $ 83,056     1.24x    1.24x     73.5%     73.5%
   11       1.5%   127,325      $    187     1.40x    1.21x     74.5%     64.0%
           44.0%                             1.71X    1.62X     60.1%     56.4%

(1)  With respect to Lake Fairfax Business Park Portfolio, the mortgage loan is secured by 2 properties located in Reston, VA; all information listed in the above table reflects aggregate values based on the underlying mortgaged properties. Please refer to Appendix II of the Free Writing Prospectus for further information pertaining to the individual properties.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-7

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

IV.  COLLATERAL DESCRIPTION

                                  5 YEAR LOANS

           MORTGAGE
MORTGAGE     LOAN                                                     PROPERTY      CUT-OFF DATE
LOAN NO.    SELLER    PROPERTY NAME             CITY          STATE     TYPE           BALANCE
--------   --------   -----------------------   -----------   -----   --------      ------------

    1        MSMC     Beachwood Place Mall      Beachwood       OH    Retail        $149,397,658
   19        BSCMI    Town Square Plaza         North           PA    Retail        $ 18,715,000
                                                Coventry
                                                Township
   40        BSCMI    Battle Ridge Pavilion     Marietta        GA    Retail        $ 10,347,000
   74        MSMC     Miramar Plaza             San Diego       CA    Retail        $  5,000,000
   77        MSMC     2905 and 2931 Cobb        Atlanta         GA    Retail        $  4,986,947
                      Parkway
  113        BSCMI    Porta D' Italia           San Diego       CA    Retail        $  3,150,000
                      TOTAL/WEIGHTED AVERAGES                                       $191,596,605

                                 LOAN
            % OF                 PER               DSCR    CUT-OFF             REM.      REM.
MORTGAGE   TOTAL   UNITS/SF/   UNIT/SF/          POST IO     DATE    BALLOON    IO     TERM TO
LOAN NO.    POOL     ROOM        ROOM     DSCR    PERIOD     LTV       LTV     TERM   MATURITY
--------   -----   ---------   --------   ----   -------   -------   -------   ----   --------

    1       9.3%     348,459     $429     1.74x   1.74x      47.4%     44.4%    NAP      56
   19       1.2%     247,117     $ 76     2.23x   2.23x      58.9%     58.9%     57      57
   40       0.6%     101,017     $102     2.21x   2.21x      56.2%     56.2%     58      58
   74       0.3%      72,749     $ 69     1.70x   1.70x      41.7%     41.7%     56      56
   77       0.3%      15,620     $319     1.43x   1.43x      57.0%     53.6%    NAP      57
  113       0.2%      10,736     $293     1.38x   1.38x      66.3%     66.3%     57      57
           11.9%                          1.80X   1.80X      49.4%     47.0%             56

                                 7 YEAR LOANS

           MORTGAGE
MORTGAGE     LOAN                                                       PROPERTY    CUT-OFF DATE
LOAN NO.    SELLER    PROPERTY NAME             CITY          STATE       TYPE         BALANCE
--------   --------   -----------------------   -----------   -----   -----------   ------------

   10       PCF II    The Reserve               Dallas          TX    Multifamily   $ 25,000,000
   24        BSCMI    Cost Plus  - Stockton     Stockton        CA    Industrial    $ 16,300,000
  134       PCF II    403 N. 8th Street         West Dundee     IL    Retail        $  2,395,619
                      TOTAL/WEIGHTED AVERAGES                                       $ 43,695,619

                                 LOAN
            % OF                  PER              DSCR    CUT-OFF             REM.     REM.
MORTGAGE   TOTAL   UNITS/SF/   UNIT/SF/          POST IO     DATE    BALLOON   IO      TERM TO
LOAN NO.    POOL      ROOM       ROOM     DSCR    PERIOD     LTV       LTV     TERM   MATURITY
--------   -----   ---------   --------   ----   -------   -------   -------  -----   --------

   10       1.5%         301   $83,056    1.24x     1.24x    73.5%     73.5%     82      82
   24       1.0%     513,778   $    32    1.89x     1.89x    61.7%     61.7%     81      81
  134       0.1%      19,000   $   126    1.24x     1.24x    79.9%     72.4%    NAP      82
            2.7%                          1.48X     1.48X    69.4%     69.0%             82

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-8

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

                         PARI PASSU AND COMPANION LOANS

MORTGAGE
LOAN NO.   PROPERTY NAME          ORIGINAL A-NOTE BALANCES     TRANSACTION         SPECIAL SERVICER     ORIGINAL B-NOTE BALANCES
--------   --------------------   ------------------------   ---------------    ---------------------   ------------------------

    1      Beachwood Place Mall    A-1 $100,000,000 / A-2    MSCI 2006-TOP23    ARCap Servicing, Inc.      $35,000,000 B-Note
                                         $50,000,000                                                       $65,000,000 C-Note

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-9

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

CUT-OFF DATE BALANCE ($)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS       BALANCE ($)    POOL
-----------------------------------------------------------------
1 - 1,000,000                         4         3,888,843     0.2
1,000,001 - 2,000,000                22        33,101,402     2.1
2,000,001 - 3,000,000                27        69,506,320     4.3
3,000,001 - 4,000,000                27        95,328,526     5.9
4,000,001 - 5,000,000                19        88,492,453     5.5
5,000,001 - 6,000,000                 2        11,540,000     0.7
6,000,001 - 7,000,000                 8        52,747,915     3.3
7,000,001 - 8,000,000                10        77,365,410     4.8
8,000,001 - 9,000,000                 3        26,353,466     1.6
9,000,001 - 10,000,000                4        38,266,538     2.4
10,000,001 - 15,000,000              12       136,253,374     8.4
15,000,001 - 20,000,000               7       119,115,000     7.4
20,000,001 - 30,000,000               9       199,983,288    12.4
30,000,001 <=                         8       661,897,658    41.0
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Min: 946,277   Max: 149,397,658   Average: 9,961,976

STATE

                                   NO. OF        AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES     BALANCE ($)    POOL
-------------------------------------------------------------------
California - Southern                 36        252,798,275    15.7
California - Northern                 17        100,271,970     6.2
Illinois                              10        185,848,295    11.5
Ohio                                   5        178,871,559    11.1
Tennessee                             11        165,590,789    10.3
District of Columbia                   2        106,000,000     6.6
Virginia                               5        100,076,994     6.2
New York                              14         87,885,733     5.4
Florida                               12         60,863,568     3.8
Texas                                 12         57,539,205     3.6
Colorado                               3         39,837,480     2.5
Other                                 44        278,256,327    17.2
-------------------------------------------------------------------
TOTAL:                               171      1,613,840,193   100.0
-------------------------------------------------------------------

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                 MORTGAGED     CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
-------------------------------------------------------------------
Retail                               86         720,986,391    44.7
Office                               20         348,365,855    21.6
Hospitality                           8         185,255,199    11.5
Industrial                           24         126,891,251     7.9
Other                                11          85,513,719     5.3
Mixed Use                             5          64,845,374     4.0
Multifamily                           7          61,075,465     3.8
Self Storage                          8          14,209,458     0.9
Manufactured Housing Community        2           6,697,481     0.4
-------------------------------------------------------------------
TOTAL:                              171       1,613,840,193   100.0
-------------------------------------------------------------------

MORTGAGE RATE (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS      BALANCE ($)    POOL
-----------------------------------------------------------------
4.501 - 5.000                         2        29,062,000     1.8
5.001 - 5.500                         9        88,334,814     5.5
5.501 - 6.000                        78     1,086,977,979    67.4
6.001 - 6.500                        70       403,328,128    25.0
6.501 - 7.000                         2         3,144,017     0.2
7.001 - 7.500                         1         2,993,254     0.2
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Min: 4.920   Max: 7.080   Wtd Avg: 5.843

ORIGINAL TERM TO STATED MATURITY (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
1 - 60                                6       191,596,605    11.9
61 - 120                            144     1,337,350,586    82.9
121 - 180                            11        78,110,837     4.8
181 - 240                             1         6,782,165     0.4
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Min: 60   Max: 240   Wtd Avg: 115

REMAINING TERM TO STATED MATURITY (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
1 - 60                                6       191,596,605    11.9
61 - 120                            144     1,337,350,586    82.9
121 - 180                            11        78,110,837     4.8
181 - 240                             1         6,782,165     0.4
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Min: 56   Max: 238   Wtd Avg: 112

ORIGINAL AMORTIZATION TERM (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                  LOANS      BALANCE ($)     POOL
-----------------------------------------------------------------
Interest Only                        38       500,442,000    31.0
61 - 120                              2        24,617,041     1.5
121 - 180                             2        12,530,056     0.8
181 - 240                             7        22,910,442     1.4
241 - 360                           113     1,053,340,654    65.3
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Non Zero Min: 120   Max: 360   Non Zero Wtd Avg: 348

REMAINING AMORTIZATION TERM (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
Interest Only                        38       500,442,000    31.0
61 - 120                              2        24,617,041     1.5
121 - 180                             2        12,530,056     0.8
181 - 240                             7        22,910,442     1.4
241 - 360                           113     1,053,340,654    65.3
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Non Zero Min: 117   Max: 360   Non Zero Wtd Avg: 346

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
0.0 - 20.0                            2         6,563,518     0.4
20.1 - 30.0                           3        31,078,989     1.9
30.1 - 40.0                           5        12,864,172     0.8
40.1 - 50.0                          28       297,847,134    18.5
50.1 - 60.0                          42       393,376,141    24.4
60.1 - 70.0                          54       582,766,939    36.1
70.1 - 80.0                          28       289,343,299    17.9
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Min: 4.4   Max: 79.9   Wtd Avg: 59.8

BALLOON LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS      BALANCE ($)    POOL
-----------------------------------------------------------------
0.0 - 10.0                           6         47,929,263     3.0
20.1 - 30.0                          2          8,500,000     0.5
30.1 - 40.0                         17         48,312,480     3.0
40.1 - 50.0                         42        460,284,936    28.5
50.1 - 60.0                         54        410,580,179    25.4
60.1 - 70.0                         37        507,357,717    31.4
70.1 - 80.0                          4        130,875,619     8.1
-----------------------------------------------------------------
TOTAL:                             162      1,613,840,193   100.0
-----------------------------------------------------------------

Min: 0.4   Max: 75.9   Wtd Avg: 54.1

CURRENT DEBT SERVICE COVERAGE RATIO (X)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS      BALANCE ($)    POOL
-----------------------------------------------------------------
<= 1.20                               4        18,975,225     1.2
1.21 - 1.30                          29       159,423,213     9.9
1.31 - 1.40                          19       174,074,202    10.8
1.41 - 1.50                          20       128,851,371     8.0
1.51 - 1.60                          17       238,024,808    14.7
1.61 - 1.70                          15       231,735,903    14.4
1.71 - 1.80                          16       217,154,530    13.5
1.81 <=                              42       445,600,942    27.6
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Min: 1.17   Max: 21.11   Wtd Avg: 1.73

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS      BALANCE ($)    POOL
-----------------------------------------------------------------
<= 1.20                              10       124,555,225     7.7
1.21 - 1.30                          39       243,453,213    15.1
1.31 - 1.40                          21       108,029,202     6.7
1.41 - 1.50                          21       136,751,371     8.5
1.51 - 1.60                          13       215,634,808    13.4
1.61 - 1.70                          14       218,210,903    13.5
1.71 - 1.80                          12       207,154,530    12.8
1.81 <=                              32       360,050,942    22.3
-----------------------------------------------------------------
TOTAL:                              162     1,613,840,193   100.0
-----------------------------------------------------------------

Min: 1.13   Max: 21.11   Wtd Avg: 1.64

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-10

                          $1,452,456,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-TOP23

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------
Prepayment Restrictions        AUG-06           AUG-07           AUG-08           AUG-09           AUG-10
-------------------------------------------------------------------------------------------------------------

Locked Out                          92.00%           90.68%           83.82%           77.54%           76.26%
Greater of YM and 1.00%              8.00%            9.32%           16.18%           22.46%           23.44%
Open                                 0.00%            0.00%            0.00%            0.00%            0.30%
-------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,613,840,192   $1,603,861,287   $1,592,924,253   $1,579,825,011   $1,565,081,385
% Initial Pool Balance             100.00%           99.38%           98.70%           97.89%           96.98%
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Prepayment Restrictions        AUG-11           AUG-12           AUG-13           AUG-14           AUG-15
-------------------------------------------------------------------------------------------------------------

Locked Out                          76.04%           76.15%           76.74%           76.89%           75.65%
Greater of YM and 1.00%             23.96%           23.85%           23.26%           23.11%           22.95%
Open                                 0.00%            0.00%            0.00%            0.00%            1.40%
-------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,367,758,244   $1,351,112,768   $1,289,531,268   $1,270,150,866   $1,249,578,799
% Initial Pool Balance              84.75%           83.72%           79.90%           78.70%           77.43%
-------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Prepayment Restrictions       AUG-16        AUG-17        AUG-18        AUG-19        AUG-20
----------------------------------------------------------------------------------------------

Locked Out                       75.13%        75.58%        64.69%        53.39%        53.50%
Greater of YM and 1.00%          24.87%        24.42%        35.31%        28.97%        25.78%
Open                              0.00%         0.00%         0.00%        17.64%        20.73%
----------------------------------------------------------------------------------------------
TOTALS                          100.00%       100.00%       100.00%       100.00%       100.00%
----------------------------------------------------------------------------------------------
Pool Balance Outstanding   $68,032,004   $65,612,140   $42,683,621   $37,130,951   $34,938,760
% Initial Pool Balance            4.22%         4.07%         2.64%         2.30%         2.16%
----------------------------------------------------------------------------------------------

Notes:

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-11

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BEACHWOOD PLACE MALL
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-12

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BEACHWOOD PLACE MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-13

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BEACHWOOD PLACE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $150,000,000
CUT-OFF DATE BALANCE:             $149,397,658
LOAN PURPOSE:                     Refinance
SHADOW RATING (FITCH/S&P):        A / A+
FIRST PAYMENT DATE:               May 7, 2006
INTEREST RATE:                    5.599%
AMORTIZATION:                     360 months
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    April 7, 2011
EXPECTED MATURITY BALANCE:        $139,740,669
SPONSOR:                          General Growth Properties, The
                                  Rouse Company
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of
                                  March 31, 2009 or 2 years after the
                                  REMIC "start-up" day, with U.S.
                                  Treasury defeasance thereafter.
                                  Prepayable without penalty from and
                                  after October 7, 2010.
LOAN PER SF(1):                   $428.74
UP-FRONT RESERVES:                None
ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing
                                  TI/LC:       Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Beachwood, OH
YEAR BUILT/RENOVATED:             1978 / 1997
PERCENT LEASED((2)):              95.9%
SQUARE FOOTAGE:                   348,459
THE COLLATERAL:                   Two-story regional mall
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              General Growth Properties
3RD MOST RECENT NET OP. INCOME:   $16,582,799
2ND MOST RECENT NET OP. INCOME:   $17,837,957
MOST RECENT NET OP. INCOME:       $18,079,454
U/W NET OP. INCOME:               $18,502,588
U/W NET CASH FLOW:                $18,028,350
U/W OCCUPANCY:                    95.9%
APPRAISED VALUE:                  $315,000,000
CUT-OFF DATE LTV(1):              47.4%
MATURITY DATE LTV(1):             44.4%
DSCR(1):                          1.74x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $149,397,658.38 loan represents a 100% pari passu interest in the $149,397,658.38 senior portion of a $248,996,097.31 mortgage loan. All
     LTV, DSCR and Loan per SF numbers in this table are based on the total
     $149,397,658.38 senior financing.

(2)  Percent Leased is based on the underwritten rent roll as of May 8, 2006.

THE BEACHWOOD PLACE MALL LOAN

     THE LOAN. The largest loan (the "Beachwood Place Mall Loan") as evidenced by two pari passu Secured Promissory Notes (collectively, the "Beachwood Place
Mall Note") is secured by one first priority fee interest (the Open-End Mortgage and Security Agreement, also known as the "Beachwood Place Mall Mortgage")
encumbering the 348,459 square foot shopping mall known as Beachwood Place Mall, located in Beachwood, Ohio (the "Beachwood Place Mall Property"). The Beachwood
Place Mall Loan was originated on March 31, 2006 and amended on May 31, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Beachwood Place Mall, LLC, a Delaware limited liability company (the "Beachwood Place Mall Borrower") that owns no material asset other than the Beachwood Place Mall Property and related interests. The
Beachwood Place Mall Borrower is a wholly owned subsidiary of General Growth
Properties, the sponsor of the Beachwood Place Mall Loan. General Growth
Properties is a Chicago-based retail real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, development and financing of regional shopping centers. General Growth Properties has ownership interest in, or management responsibility for, more than 200 regional shopping malls in 44 states, totaling approximately 200 million square feet of space.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-14

     THE PROPERTY. The Beachwood Place Mall Property is located in Beachwood,
Ohio, at 26300 Cedar Road. It is located approximately 11 miles east of
Cleveland. It was originally constructed in 1978 and renovated in 1997. It is currently under renovation, with an expected completion date in 2007. It consists of a 912,806 square foot, two-story regional mall. It is situated on approximately 62.1 acres and includes 4,700 parking spaces. It is anchored by
Dillard's (247,000 square feet), Nordstrom (215,000 square feet) and Saks Fifth
Avenue (102,347 square feet) which are not part of the collateral for the
Beachwood Place Mall Loan.

     The following table presents certain information relating to the anchor tenants at the Beachwood Place Mall Property:

                                           CREDIT RATING OF PARENT                           OPERATING
                                                   COMPANY                     COLLATERAL    COVENANT
ANCHOR                 PARENT COMPANY(1)     (FITCH/MOODY'S/S&P)       GLA      INTEREST    EXPIRATION
------------------------------------------------------------------------------------------------------

Dillards               Dillard's, Inc.          BB-/B2/BB            247,000       No          None
Nordstrom              Nordstrom, Inc.          A-/Baa1/A            215,000       No          None
Saks Fifth Avenue(2)   Saks, Inc.                B/B2/B+             102,347       No          None
------------------------------------------------------------------------------------------------------
TOTAL                                                                564,347
------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)  Saks Fifth Avenue operates a 102,347 square foot anchor space at the
     Beachwood Place Mall Property that is not part of the collateral of the
     Beachwood Place Mall Loan. In addition, Saks Fifth Avenue operates a 15,233 square foot expansion space that is part of the collateral, and which is adjacent to its anchor space. The expansion space was developed during the
     Beachwood Place Mall Property's 1997 renovation, and occupied in 1998.

The following table presents certain information relating to the lease rollover at the Beachwood Place Mall Property:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                                              CUMULATIVE % OF
                              UNDERWRITTEN BASE                                   % OF UNDERWRITTEN   UNDERWRITTEN TOTAL
                # OF LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %   TOTAL BASE RENTAL      BASE RENTAL
     YEAR         ROLLING          ROLLING           ROLLING      OF SF ROLLING    REVENUES ROLLING    REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------

    Vacant          14             $ 0.00                4%             4%                 0%                   0%
     MTM             0             $ 0.00                0%             4%                 0%                   0%
     2006            2             $18.39                1%             6%                 1%                   1%
     2007           21             $48.50               14%            20%                15%                  15%
     2008           15             $50.48               11%            31%                12%                  27%
     2009           10             $50.02                8%            39%                 8%                  35%
     2010           11             $53.27               11%            50%                12%                  47%
     2011            7             $53.15                3%            53%                 3%                  50%
     2012            7             $79.15                8%            61%                13%                  64%
     2013            9             $56.60                5%            67%                 6%                  70%
     2014            1             $40.00                1%            68%                 1%                  71%
     2015           12             $40.90               14%            82%                12%                  83%
2016 & Beyond       15             $44.98               18%           100%                17%                 100%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-15

     The following table presents certain information relating to the major tenants at the Beachwood Place Mall Property:

                                                                                   % OF TOTAL      ANNUALIZED
                                CREDIT RATING                       ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                                  (FITCH/         TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT ($     LEASE
         TENANT NAME          MOODY'S/ S&P)(1)     NRSF    NRSF   BASE RENT ($)     BASE RENT      PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Saks Fifth Avenue Expansion
   Space                          B/B2/B+         15,233     4%    $ 1,477,753           9%         $97.01       09/30/2012
H&M                               --/--/--        15,596     4%    $   623,840           4%         $40.00       04/30/2016
Pottery Barn                      --/--/--        10,000     3%    $   593,100           4%         $59.31       01/31/2010
Banana Republic                BBB-/Baa3/BBB-      8,305     2%    $   553,528           3%         $66.65       05/31/2016
Maggiano's Little Italy        BBB+/Baa2/BBB      17,000     5%    $   510,000           3%         $30.00       09/30/2015
Gap                            BBB-/Baa3/BBB-      9,186     3%    $   409,236           2%         $44.55       09/30/2009
Victoria's Secret               --/Baa2/BBB        7,351     2%    $   376,739           2%         $51.25       01/31/2013
Arhaus                            --/--/--         9,192     3%    $   367,680           2%         $40.00       09/30/2007
Brooks Brothers                   --/--/--         8,628     2%    $   362,376           2%         $42.00       03/31/2010
Abercrombie & Fitch               --/--/--         8,172     2%    $   343,224           2%         $42.00       01/31/2008
J Crew                            --/--/B          7,760     2%    $   310,400           2%         $40.00       09/30/2007
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           116,423    33%    $ 5,927,877          35%         $50.92
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP          217,675    62%    $10,876,485          65%         $49.97         Various
Vacant Space                        NAP           14,361     4%    $         0           0%         $ 0.00           NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(2)                        348,459   100%    $16,804,361         100%         $50.30
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)  Average Total Rent Per SF excludes vacant space

     PROPERTY RENOVATIONS. In the second quarter of 2006, General Growth
Properties began a renovation of the Beachwood Place Mall Property, with an expected completion date in the first half of 2007. The renovations consist primarily of an expansion of the main entrance to the property, the addition of a new major restaurant tenant, and relocation of the food court from the first to the second floor of the property. General Growth Properties has budgeted approximately $24,000,000 for these renovations.

     GUARANTEE. The Rouse Company LP, a wholly owned subsidiary of General
Growth Properties, has guaranteed payment of principal of the Beachwood Place
Mall Loan and of the B-Note and C-Note described below in the aggregate maximum amount of $22,000,000. This guarantee will terminate upon the earlier to occur of (a) the date when both (i) Net Operating Income for the property has equaled or exceeded $20,000,000 for a trailing twelve month period and (ii) renovations to the food court have been completed and (b) an event of defeasance with regards to the Beachwood Place Mall Loan, the B-Note and the C-Note.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a Trigger
Event (see discussion below), (a) the Beachwood Place Mall Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account
1/12 of the total annual amount monthly; (b) the Beachwood Place Mall Borrower is required to deposit $29,038.25 monthly into a rollover reserve, up to a cap of $348,459 on reserve; and (c) the Beachwood Place Mall Borrower is required to deposit $5,807.65 monthly into a capital expenditure reserve, up to a cap of
$69,691.80 on reserve. A "Trigger Event" shall commence upon (a) the occurrence and continuance of a loan default, and terminate upon the cure or waiver of such default; or upon (b) the date on or after April 1, 2007 when DSCR is less than the Target DSCR, which is 1.10x from April 1, 2007 to March 31, 2008, and 1.15x from April 1, 2008 to the Maturity Date, and terminate at such time as the DSCR is equal to or in excess of the Target DSCR for a consecutive twelve-month period.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Beachwood Place Mall Loan. The lockbox will be in place until the Beachwood
Place Mall Loan has been paid in full.

     PROPERTY MANAGEMENT. The Beachwood Place Mall Property is managed by
General Growth Properties, which is an affiliate of the Beachwood Place Mall
Borrower and is the Beachwood Place Mall Loan's sponsor. The management agreement is subordinate to the Beachwood Place Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is permitted in the future, subject to a minimum DSCR of 1.17x and a maximum LTV of 72.5%, along with additional conditions as defined in the Loan Agreement.

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refer to important information and qualifications at the end of this material.
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                                      T-16

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Beachwood
Place Mall Property is additionally encumbered by a $34,859,453.62 B-Note subordinate to the Beachwood Place Mall Note and with a coupon of 5.599%, and by a $64,738,985.30 C-Note subordinate to the Beachwood Place Mall Note and to the
B-Note and with a coupon of 5.599%.

     RELEASE OF PARCELS. The Beachwood Place Mall Borrower may obtain a release of a designated, unimproved outparcel, without any required prepayment of the
Beachwood Place Mall Loan, provided the Beachwood Place Mall Borrower satisfies certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

     Certain additional information regarding the Beachwood Place Mall Loan and the Beachwood Place Mall Property is set forth in Appendix II.

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refer to important information and qualifications at the end of this material.
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                                      T-17

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 2 - THE WESTIN MICHIGAN AVENUE CHICAGO
--------------------------------------------------------------------------------

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                                      T-18

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            MORTGAGE LOAN NO. 2 - THE WESTIN MICHIGAN AVENUE CHICAGO
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                                  [MAP OMITTED]

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                                      T-19

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 2 - THE WESTIN MICHIGAN AVENUE CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $140,000,000
CUT-OFF DATE BALANCE:             $140,000,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               May 1, 2006
INTEREST RATE:                    5.750%
AMORTIZATION:                     Interest Only through April 1, 2011. Principal
                                  and interest payments of $817,002.06 beginning
                                  May 1, 2011 through the anticipated maturity
                                  date.
ARD:                              April 1, 2016
HYPERAMORTIZATION:                After the ARD, the loan interest rate steps up
                                  to five percent (5%) above the greater of (i)
                                  the initial interest rate and (ii) the
                                  Treasury Rate.
MATURITY DATE:                    April 1, 2036
EXPECTED ARD BALANCE:             $130,716,381
SPONSOR:                          LaSalle Hotel Operating Partnership, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of April 1, 2009
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  January 1, 2016.
LOAN PER ROOM:                    $186,418.11
UP-FRONT RESERVES:                RE Tax:      $758,667
ONGOING RESERVES:                 RE Tax:      $379,333 / month
                                  Insurance:   Springing
                                  FF&E:        Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Chicago, IL
YEAR BUILT/RENOVATED:             1963, 1972 / 2005
PERCENT LEASED(1):                76.6%
ROOMS:                            751
THE COLLATERAL:                   27-story full service hotel and 209 space
                                  subterranean parking garage
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              909 North Michigan Avenue Corporation
3RD MOST RECENT NET OP.INCOME:    $15,888,760
2ND MOST RECENT NET OP. INCOME:   $16,285,027
MOST RECENT NET OP. INCOME:       $20,187,944
U/W NET OP. INCOME:               $19,954,241
U/W NET CASH FLOW:                $17,749,946
U/W OCCUPANCY:                    76.6%
APPRAISED VALUE:                  $217,300,000
CUT-OFF DATE LTV:                 64.4%
ARD LTV:                          60.2%
DSCR:                             2.17x
POST IO DSCR:                     1.81x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve month financials dated December
     31, 2005.

THE WESTIN MICHIGAN AVENUE CHICAGO LOAN

     THE LOAN. The second largest loan (the "Westin Michigan Avenue Chicago
Loan") as evidenced by the Promissory Note (the "Westin Michigan Avenue Chicago
Note") is secured by a first priority fee Mortgage and Agreement of
Consolidation and Modification of Mortgage and Absolute Assignment of Rents and
Leases and Security Agreement (the "Westin Michigan Avenue Chicago Mortgage")
encumbering the 751-guestroom full-service hotel known as Westin Michigan
Avenue, located in the heart of the Chicago, IL "Magnificent Mile" district (the
"Westin Michigan Avenue Chicago Property"). The Westin Michigan Avenue Chicago
Loan was originated on March 3, 2006 by or on behalf of Wells Fargo Bank,
National Association.

     THE BORROWER. The borrower is LHO Michigan Avenue Freezeout, L.L.C., a
Delaware limited liability company (the "Westin Michigan Avenue Chicago
Borrower") that owns no material asset other than the Westin Michigan Avenue
Chicago Property and related interests. The Westin Michigan Avenue Chicago
Borrower is a single purpose bankruptcy remote entity. The sponsor is LaSalle
Hotel

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                                      T-20

Operating Partnership, L.P. (the "LaSalle OP"), whereby LaSalle Hotel
Properties ("LaSalle" NYSE: LHO), owns a 99.87% partnership interest of the
LaSalle OP, while other various investors hold the remaining 0.13%. The LaSalle
OP holds substantially all of LaSalle's assets and conducts all of LaSalle's operations. LaSalle is a Maryland-based real estate investment trust that owns approximately 29 hotels consisting of 8,500 guestrooms throughout the United
States. LaSalle's hotels are operated under a number of flags, including Westin,
Sheraton, Crestline, Hyatt, Benchmark, White Lodging, Davidson, Outrigger, Noble
House, and Kimpton. The property is encumbered by an operating lease from the borrower to LHO Michigan Avenue Lessee, Inc. (the "Operating Lessee") that is subordinate to the Westin Michigan Avenue Chicago Loan. The Operating Lessee is
in turn owned 100% by LaSalle Hotel Lessee, Inc. which is ultimately owned 100%
by LaSalle OP.

     THE PROPERTY. The Westin Michigan Avenue Chicago Property is operated by
909 North Michigan Avenue Corporation, in its capacity as
successor-by-assignment to Westin Hotel Company, and consists of a 27-story building, originally constructed in 1963 and 1972, on approximately 0.94 acres, and includes 751 hotel guestrooms. There are 347 king rooms; 366 double-double rooms; 12 parlor suites; and 26 additional suites of various configurations. The
Westin Michigan Avenue Chicago Property also contains 37,676 square feet of meeting space, a Reebok fitness center on the third floor, and a 209 space parking garage operated by a third-party management company. The hotel also offers a leased, 355-seat restaurant and lounge, The Grill on the Alley, Cafe a la Carte, which serves coffee, sandwiches, snacks and pastries, and 24-hour in room dining service. The Westin Michigan Avenue Chicago Property also has approximately 11,140 square feet (inclusive of the restaurant) of high-end retail space including Bulgari, Fratelli Rosetti, Pusha D'Europe spa salon and a gift shop. The property is located in the "Magnificent Mile" area of Chicago, on the northeast corner of Michigan Avenue and Delaware Place, in an area best known for its cultural activities, acclaimed dining, shopping and entertainment.

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

           COMPETITIVE SET                 WESTIN MICHIGAN AVENUE          PENETRATION FACTOR
-------------------------------------------------------------------------------------------------
YEAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR    REVPAR
-------------------------------------------------------------------------------------------------

2003      73.6%    $158.06   $116.27      77.1%    $149.78   $115.41      104.8%    94.8%    99.3%
2004      75.1%    $159.33   $119.63      78.5%    $151.89   $119.25      104.5%    95.3%    99.7%
2005      74.4%    $175.60   $130.64      76.6%    $184.63   $141.45      103.0%   105.1%   108.3%

(1)  The above table is based on data provided by STR Reports.

     ESCROWS AND RESERVES. The Westin Michigan Avenue Chicago Borrower is
required to escrow real estate taxes monthly. Insurance reserves are waived provided the Westin Michigan Avenue Chicago Property is covered under a Westin
Michigan Avenue Chicago Borrower blanket insurance policy that has been approved by lender. The FF&E impound is waived provided: (a) Manager is maintaining the
FF&E Fund in accordance with the management agreement, (b) Manager does not provide a waiver notice of its right to maintain said fund and, (c) Westin
Michigan Avenue Chicago Borrower provides a quarterly confirmation certificate that the Manager continues to maintain the fund. If the FF&E impound is restored, the Westin Michigan Avenue Chicago Borrower is required to escrow four percent (4%) of Gross Revenues for FF&E on a quarterly basis with the lender, less the sum of (i) any FF&E expenditures incurred and paid for by the Westin
Michigan Avenue Chicago Borrower and not reimbursed pursuant to the loan documents, (ii) any carry forward credit amounts as described in the loan documents, and (iii) any amounts collected by the property manager in respect of
FF&E pursuant to the management agreement.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place and a cash flow sweep will commence on the earlier of the following trigger events: (i) actual
DSCR falls below 1.25x or (ii) the Westin Michigan Avenue Chicago Loan has not
been paid in full on or before the Anticipated Repayment Date. All funds shall be returned to the Westin Michigan Avenue Chicago Borrower if the DSCR equals or exceeds 1.25x for four consecutive calendar quarters.

     PROPERTY MANAGEMENT. The Westin Michigan Avenue Chicago Property is managed by 909 North Michigan Avenue Corporation ("Property Manager"), an affiliate of
Starwood Hotels and Resorts Worldwide, Inc. ("Starwood"). Starwood (NYSE: HOT;
rated BB+/Ba1 by S&P/Moody's) is a hospitality company with more than 845 hotels with approximately 258,000 rooms in approximately 100 countries. Starwood has approximately 145,000 employees as of year-end 2005 and is headquartered in
White Plains, NY. The management agreement is subordinate to the Westin Michigan
Avenue Chicago Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The loan documents provide that a constituent party or parties of Westin Michigan Avenue Chicago Borrower
(other than any such constituent party which is required to be a single purpose, bankruptcy remote entity pursuant to the Mortgage) (such party or parties, collectively, the "Mezzanine Borrower") shall be permitted to incur mezzanine financing secured by a pledge of 100% of the direct or indirect equity ownership interest in Borrower held by Mezzanine Borrower subject to lender's approval, which shall be at lender's sole discretion, and rating agency confirmation, if requested by lender.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

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                                      T-21

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Westin Michigan Avenue Chicago
Loan and the Westin Michigan Avenue Chicago Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-22

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                                      T-23

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                    MORTGAGE LOAN NO. 3 - HAMILTON PLACE MALL
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                                 [PHOTO OMITTED]

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                                      T-24

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                    MORTGAGE LOAN NO. 3 - HAMILTON PLACE MALL
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                                  [MAP OMITTED]

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                                      T-25

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - HAMILTON PLACE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                              $117,000,000
CUT-OFF DATE BALANCE:                          $117,000,000
LOAN PURPOSE:                                  Refinance
SHADOW RATING (FITCH/S&P):                     BBB- / BBB
FIRST PAYMENT DATE:                            September 1, 2006
INTEREST RATE:                                 5.860%
AMORTIZATION:                                  360 months
ARD:                                           NAP
HYPERAMORTIZATION:                             NAP
MATURITY DATE:                                 August 1, 2016
EXPECTED MATURITY BALANCE:                     $97,757,288
SPONSOR:                                       CBL & Associates Properties, Inc.
INTEREST CALCULATION:                          30/360
CALL PROTECTION:                               Locked out until the earlier of
                                               September 1, 2009 or 2 years
                                               after the REMIC "start-up" day,
                                               with U.S. Treasury defeasance
                                               thereafter.  Prepayable without
                                               penalty from and after May 1,
                                               2016.
LOAN PER SF:                                   $321.26
UP-FRONT RESERVES:                             None
ONGOING RESERVES:                              RE Tax:      Springing
                                               Insurance:   Springing
                                               Cap Ex:      Springing
                                               TI/LC:       Springing
LOCKBOX:                                       Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                        Single Asset
PROPERTY TYPE:                                 Retail
PROPERTY SUB-TYPE:                             Anchored
LOCATION:                                      Chattanooga, TN
YEAR BUILT/RENOVATED:                          1987 / 1998
PERCENT LEASED(1):                             95.5%
SQUARE FOOTAGE:                                364,188
THE COLLATERAL:                                Two level super regional mall
OWNERSHIP INTEREST:                            Fee
PROPERTY MANAGEMENT:                           CBL & Associates Management, Inc.
3RD MOST RECENT NET OP. INCOME:                $11,827,429
2ND MOST RECENT NET OP. INCOME:                $12,977,118
MOST RECENT NET OP. INCOME:                    $14,143,081
U/W NET OP. INCOME:                            $13,666,184
U/W NET CASH FLOW:                             $13,427,975
U/W OCCUPANCY:                                 95.5%
APPRAISED VALUE:                               $205,000,000
CUT-OFF DATE LTV:                              57.1%
MATURITY DATE LTV:                             47.7%
DSCR:                                          1.62x
POST IO DSCR:                                  NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated May 31, 2006.

THE HAMILTON PLACE MALL LOAN

     THE LOAN. The third largest loan (the "Hamilton Place Mall Loan") as evidenced by the Secured Promissory Note (the "Hamilton Place Mall Note") is
secured by a first priority fee Mortgage and Security Agreement, Assignment of
Deed of Trust and Assignment of Leases and Rents (the "Hamilton Place Mall
Mortgage") encumbering the 364,188 square feet of in-line shops in the 1,143,421 square foot, two level mall, known as Hamilton Place Mall, located in
Chattanooga, Tennessee (the "Hamilton Place Mall Property"). The Hamilton Place
Mall Loan was originated on July 6, 2006 by or on behalf of Principal Commercial
Funding II, LLC.

     THE BORROWER. The borrower is Hamilton Place Mall General Partnership (the
"Hamilton Place Mall Borrower"). The Hamilton Place Mall Borrower is owned by
Lew Conner (10.0%) and CBL & Associates Properties, Inc. (CBL) (90.0%). The
liability carve-outs are guaranteed by Lew Conner. CBL is the fourth largest mall REIT in the country and owns, holds interests in, or manages 127 properties, including 79 enclosed regional malls and open-air centers. The properties are located in 26 states and total 72.7 million square feet including
2.0 million square feet of non-owned shopping centers managed for third parties.
CBL is an active developer of new regional malls, open-air centers, lifestyle, and community centers.

     THE PROPERTY. The Hamilton Place Mall Property consists of 364,188 square feet of in-line shops in the 1,143,421 square foot, two level mall. The Hamilton
Place Mall Property was constructed in 1987 with renovations in 1998. The
Hamilton Place Mall Property is located on 78.65 acres of land and onsite parking is provided for 5,965 vehicles (5.22/1,000 square feet). The Hamilton
Place Mall Property is anchored by JC Penney's, Sears, Belk Men, Kids and Home,
Belk For Women, Dillard's and Parisian (all of which are not

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                                      T-26

included as security). The Hamilton Place Mall Property is located at 2100
Hamilton Place Boulevard, in the Southeast quadrant of the I-75 and Shallowford
Road Interchange in Chattanooga, TN. The Hamilton Place Mall Property is part of a larger Hamilton Place Complex, which includes strip centers and stand alone shops as well as the Hamilton Place Mall Property. The Hamilton Place Mall
Property is bounded on the west by I-75 with Hamilton Place Drive providing access to the mall parking area from Shallowford Road to the north. The Hamilton
Place Mall Property is the primary shopping area of Chattanooga with over 2 million square feet of retail property near the mall. The Hamilton Place Mall
Property is one of the largest and most dominant malls in Chattanooga.

     The following table presents certain information relating to the anchor tenants at the Hamilton Place Mall Property:

                                                      CREDIT RATING OF                            OPERATING
                                                      PARENT COMPANY                COLLATERAL    COVENANT
           ANCHOR                PARENT COMPANY     (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
-----------------------------------------------------------------------------------------------------------

Parisian                      Saks Incorporated           B/B2/B+          92,520       No           None
Belk for Men, Kids, & Home    Belk Inc.                   --/--/--        115,000       No           None
Belks for Women               Belk Inc.                   --/--/--        130,875       No           None
Dillard's Inc.                Dillard's, Inc.            BB-/B2/BB        128,897       No           None
JC Penney Corporation, Inc.   JC Penney Co., Inc.      BBB-/Baa3/BBB-     157,799       No           None
Sears, Roebuck & Co.          Sears Holdings
                              Corporation                BB/Ba1/BB+       151,557       No           None
----------------------------------------------------------------------------------------------------------
TOTAL                                                                     776,648
----------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover at the Hamilton Place Mall Property:

                             LEASE ROLLOVER SCHEDULE

                                                                        % OF TOTAL
                             AVERAGE                                   UNDERWRITTEN
                 # OF      UNDERWRITTEN                   CUMULATIVE    BASE RENTAL    CUMULATIVE % OF TOTAL
                LEASES    BASE RENT PER   % OF TOTAL SF     % OF SF      REVENUES        UNDERWRITTEN BASE
     YEAR       ROLLING     SF ROLLING       ROLLING        ROLLING       ROLLING     RENTAL REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------

    Vacant         12         $ 0.00             4%            4%            0%                   0%
     MTM            0         $ 0.00             0%            4%            0%                   0%
     2006           6         $30.71             3%            7%            3%                   3%
     2007          26         $30.47            18%           25%           19%                  22%
     2008          24         $24.04            24%           50%           20%                  41%
     2009          16         $30.37            12%           61%           12%                  53%
     2010          15         $36.24             9%           71%           11%                  65%
     2011          15         $34.70             9%           80%           11%                  76%
     2012           9         $41.11             4%           84%            5%                  81%
     2013           9         $32.83             9%           93%           10%                  91%
     2014           4         $33.93             2%           94%            2%                  93%
     2015           3         $67.01             1%           95%            1%                  94%
2016 & Beyond       6         $34.63             5%          100%            6%                 100%

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                                      T-27

     The following table presents certain information relating to the major tenants at the Hamilton Place Mall Property:

                                                                                   % OF TOTAL     ANNUALIZED
                           CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Regal Cinemas                 --/B3/BB-      29,920        8%      $   418,880          4%          $14.00      07/31/2008
Victoria's Secret             --/--/--        8,135        2%      $   286,759          3%          $35.25      01/31/2013
The Gap Inc.               BBB-/Baa3/BBB-     7,546        2%      $   211,288          2%          $28.00      01/31/2009
Express                       --/--/--        9,686        3%      $   208,249          2%          $21.50      01/31/2007
Picadilly Cafeteria           --/--/--       10,636        3%      $   204,603          2%          $19.24      08/31/2011
NY & Co. (OFS)                --/--/--        6,738        2%      $   188,664          2%          $28.00      07/30/2016
American Eagle (Peatro)       --/--/--        5,488        2%      $   186,592          2%          $34.00      01/31/2013
Champ's Sporting Goods        --/--/--        5,510        2%      $   170,810          2%          $31.00      08/31/2007
The Buckle                    --/--/--        5,121        1%      $   163,872          2%          $32.00      01/31/2010
The Disney Store             BBB+/A3/A-       6,456        2%      $   154,944          1%          $24.00      12/31/2007
Finish Line                   --/--/--        7,026        2%      $   154,572          1%          $22.00      09/30/2010
Hollister Company             --/--/--        6,793        2%      $   152,844          1%          $22.50      01/31/2013
Abercrombie & Fitch           --/--/--        7,259        2%      $   152,439          1%          $21.00      01/31/2008
TOTAL/WEIGHTED AVERAGE                      116,314       32%      $ 2,654,516         25%          $22.82
Other Tenants                 --/--/--      231,649       64%      $ 8,119,521         75%          $35.05        Various
Vacant Space                  --/--/--       16,225        4%      $         0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      364,188      100%      $10,774,037        100%          $30.96
--------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

     ESCROWS AND RESERVES. Upon occurrence of an event of default or if the DSCR falls below 1.15x for any fiscal year end, the Hamilton Place Mall Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs as well as deposit monthly escrow payments equal to 1/12 of $0.20 per square foot (per annum) for annual capital expenditures and capped at two times the annual amount deposited and deposit monthly escrow payments equal to
1/12 of $1.00 per square foot (per annum) for annual TI/LC's and capped at 18 months of the monthly deposits.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Hamilton Place Mall Loan. The lockbox will spring to hard in the event of default or DSCR falls below 1.15x.

     PROPERTY MANAGEMENT. The Hamilton Place Mall Property is managed by CBL &
Associates Management, Inc. which is an affiliate of the Hamilton Place Mall
Borrower. The management agreement is subordinate to the Hamilton Place Mall
Loan. CBL & Associates is the fourth largest mall REIT in the country and owns, holds interests in or manages 127 properties, including 79 enclosed regional malls and open-air centers. The properties are located in 26 states and total
72.7 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. CBL is an active developer of new regional malls, open-air centers, lifestyle and community centers. The company's growth strategy also comes from the acquisition of regional malls.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Hamilton Place Mall Borrower may request the release of certain parcels described in the loan documents without partial prepayment of the Hamilton Place Mall Loan, subject to the satisfaction of certain conditions, including that anytime after the release of one or more parcels described in the loan documents if the DSCR falls below 1.63x on a trailing twelve month basis, the Hamilton Place Mall Borrower shall post letters of credit as described in the loan documents. In addition, the Hamilton Place
Mall Borrower may request release of a non-income producing parcels of land provided several conditions are met in accordance with the loan documents.

     Certain additional information regarding the Hamilton Place Mall Loan and the Hamilton Place Mall Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-28

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refer to important information and qualifications at the end of this material.
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                                      T-29

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          MORTGAGE LOAN NOS. 4-5 - LAKE FAIRFAX BUSINESS PARK PORTFOLIO
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                                      T-30

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          MORTGAGE LOAN NOS. 4-5 - LAKE FAIRFAX BUSINESS PARK PORTFOLIO
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                                      T-31

--------------------------------------------------------------------------------
          MORTGAGE LOAN NOS. 4-5 - LAKE FAIRFAX BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $83,000,000
CUT-OFF DATE BALANCE:            $83,000,000
LOAN PURPOSE:                    Acquisition
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              May 1, 2006
INTEREST RATE:                   5.5485%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   April 1, 2016
EXPECTED MATURITY BALANCE:       $83,000,000
SPONSORS:                        General Electric Pension Trust, The Polinger
                                 Development Company
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until 2 years after the REMIC
                                 "start-up" date with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty from and
                                 after March 1, 2016.
LOAN PER SF:                     $204.24
UP-FRONT RESERVES:               RE Tax:      $220,530
                                 Other:       $667,624
ONGOING RESERVES:                RE Tax:      $73,510 / month
                                 Insurance:   Springing
                                 Cap Ex:      Springing
                                 Other:       Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Suburban
LOCATION:                        Reston, VA
YEAR BUILT/RENOVATED:            1987 / NAP
PERCENT LEASED(1):               100.0%
SQUARE FOOTAGE:                  406,388
THE COLLATERAL:                  Two Class A suburban office buildings
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Polinger Company, t/a Polinger Shannon & Luchs
                                 Company
3RD MOST RECENT NET OP.          NAP
INCOME:
2ND MOST RECENT NET OP.          $5,676,860
INCOME:
MOST RECENT NET OP. INCOME:      $5,672,680
U/W NET OP. INCOME:              $7,371,377
U/W NET CASH FLOW:               $7,290,100
U/W OCCUPANCY:                   95.0%
APPRAISED VALUE:                 $117,800,000
CUT-OFF DATE LTV:                70.5%
MATURITY DATE LTV:               70.5%
DSCR:                            1.56x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent leased based on leases expiring in September 2011.

THE LAKE FAIRFAX BUSINESS PARK PORTFOLIO LOAN

     THE LOAN. The fourth largest loan (the "Lake Fairfax Business Park
Portfolio Loan") is evidenced by one promissory note and is secured by a first priority deed of trust on the Lake Fairfax Business Park Portfolio suburban office properties located in Reston, Virginia (the "Lake Fairfax Business Park
Portfolio Properties"). The Lake Fairfax Business Park Portfolio Loan was
originated on March 14, 2006 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is 1759/1760 BCD Reston, LLC, a Delaware limited liability company (the "Lake Fairfax Business Park Portfolio Borrower") that owns no material asset other than the Lake Fairfax Business Park Portfolio
Properties and related interests. The Lake Fairfax Business Park Portfolio
Borrower is indirectly owned by the General Electric Pension Trust (95%) and the
Polinger Development Company (5%). As of December 31, 2005, General Electric
Pension Trust had reported assets of over $49 billion and over 520,000 plan participants. Polinger Development Company has been developing, managing and leasing real estate in the Washington, D.C. area for over 50 years. The company currently manages a portfolio of properties it has valued in excess of $2 billion, 50% of which is comprised of commercial real estate properties.

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                                      T-32

     THE PROPERTY. The Lake Fairfax Business Park Portfolio Properties consist of two Class A suburban office buildings located in Reston, Virginia. The properties are part of the Lake Fairfax Business Center, a 10 building office park that is leased to numerous international corporations and federal agencies.
The Lake Fairfax Business Park Portfolio Properties are situated off the Dulles
Toll Road approximately 6 miles from Tysons Corner and 20 miles from downtown
Washington D.C. The two buildings of the Lake Fairfax Business Park Portfolio
Properties were built in 1987 and were originally multi-tenanted. Since the mid
1990's, both buildings have been 100% leased to the same United States government agency which has reportedly invested in excess of $34 million into their space at the Lake Fairfax Business Park Portfolio Properties.

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                         % OF TOTAL       CUMULATIVE % OF
                  # OF     UNDERWRITTEN                                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                 LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %      BASE RENTAL        BASE RENTAL
     YEAR       ROLLING     SF ROLLING       ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant         0          $ 0.00             0%              0%               0%                  0%
     MTM           0          $ 0.00             0%              0%               0%                  0%
     2006          0          $ 0.00             0%              0%               0%                  0%
     2007          0          $ 0.00             0%              0%               0%                  0%
     2008          0          $ 0.00             0%              0%               0%                  0%
     2009          0          $ 0.00             0%              0%               0%                  0%
     2010          0          $ 0.00             0%              0%               0%                  0%
     2011          2          $22.50           100%            100%             100%                100%
     2012          0          $ 0.00             0%            100%               0%                100%
     2013          0          $ 0.00             0%            100%               0%                100%
     2014          0          $ 0.00             0%            100%               0%                100%
     2015          0          $ 0.00             0%            100%               0%                100%
2016 & Beyond      0          $ 0.00             0%            100%               0%                100%

     The following table presents certain information relating to the tenants at the Lake Fairfax Business Park Portfolio Properties:

                                                                                       % OF TOTAL     ANNUALIZED
                                CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
       TENANT NAME             MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

The United States of America     AAA/Aaa/AAA     406,388      100%      $9,143,730        100%          $22.50      09/30/2011
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           406,388      100%      $9,143,730        100%          $22.50
------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        NAP             NAP       NAP             NAP         NAP             NAP         NAP
Vacant Space                         NAP             NAP       NAP             NAP         NAP             NAP         NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           406,388      100%      $9,143,730        100%          $22.50
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. The Lake Fairfax Business Park Portfolio Borrower is
required to escrow 1/12 of annual real estate taxes monthly. At loan origination, the Lake Fairfax Business Park Portfolio Borrower escrowed $188,086 for roof repair and $479,538 for floor allowance payable to the tenant under the lease. Insurance reserves spring if an event of default occurs. Cap Ex reserves spring if the Lake Fairfax Business Park Portfolio Borrower fails to maintain the property in a manner acceptable to the lender. The other springing reserve is a full excess cash flow sweep which, subject to cure and certain other terms of the loan documents, may be triggered 15 months prior to the expiration of the
United States of America leases or upon the occurrence of various other triggering events, including, among other things, an event of default under the loan documents, the bankruptcy of the Lake Fairfax Business Park Portfolio
Borrower or the bankruptcy of the manager of the Lake Fairfax Business Park
Portfolio Properties.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Lake Fairfax Business Park Portfolio Loan.

     PROPERTY MANAGEMENT. The Lake Fairfax Business Park Portfolio Properties
are managed by Polinger Company, t/a Polinger Shannon & Luchs Company, which is an affiliate of Lake Fairfax Business Park Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

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                                      T-33

     RELEASE OF PROPERTIES. The Lake Fairfax Business Park Portfolio Loan
provides for the release of any individual property during the term of the Lake
Fairfax Business Park Portfolio Loan subject to certain conditions set forth in the mortgage loan documents, including, among others, (i) the borrower deposits defeasance collateral equal to 110% of the allocated loan amount of the released property, (ii) the DSCR for the remaining properties shall be the greater of (a)
1.50x or (b) the lesser of (y) 1.74x and (z) the DSCR for both the properties based on the 12 months preceding the release, and (iii) the LTV ratio immediately after the release may not exceed 70%.

     RELEASE OF PARCELS. The Lake Fairfax Business Park Portfolio Borrower may
obtain a release of a designated outparcel of 11,551 square feet of land, without any required prepayment of the Lake Fairfax Business Park Portfolio
Loan, provided the Lake Fairfax Business Park Portfolio Borrower satisfies certain legal conditions as specified in the mortgage loan documents. The lender did not underwrite any income from the designated outparcel or assign any value to it.

     Certain additional information regarding the Lake Fairfax Business Park
Portfolio Loan and the Lake Fairfax Business Park Portfolio Properties are set
forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-34

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                                      T-35

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                       MORTGAGE LOAN NO. 6 - 1275 K STREET
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                                      T-36

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                       MORTGAGE LOAN NO. 6 - 1275 K STREET
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                                      T-37

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - 1275 K STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $66,000,000
CUT-OFF DATE BALANCE:             $66,000,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               August 1, 2006
INTEREST RATE:                    5.9685%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    July 1, 2016
EXPECTED MATURITY BALANCE:        $66,000,000
SPONSOR:                          Rafael Etzion
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of August 1, 2010
                                  or 2 years after the REMIC "start-up" day with
                                  U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  July 1, 2016.
LOAN PER SF:                      $285.16
UP-FRONT RESERVES:                RE Tax:                 $510,202
                                  Insurance:              $14,048
                                  Deferred Maintenance:   $15,000
ONGOING RESERVES:                 RE Tax:                 $127,551 / month
                                  Insurance:              $7,024 / month
                                  Cap Ex:                 Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban
LOCATION:                         Washington D.C.
YEAR BUILT/RENOVATED:             1983 / 2005
PERCENT LEASED(1):                97.7%
SQUARE FOOTAGE:                   231,445
THE COLLATERAL:                   Class A, 12-story office building
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Trammell Crow Services, Inc.
3RD MOST RECENT NET OP. INCOME:   NAP
2ND MOST RECENT NET OP. INCOME:   NAP
MOST RECENT NET OP. INCOME:       $5,033,330
U/W NET OP. INCOME:               $6,539,211
U/W NET CASH FLOW:                $6,132,626
U/W OCCUPANCY:                    95.0%
APPRAISED VALUE:                  $120,500,000
CUT-OFF DATE LTV:                 54.8%
MATURITY DATE LTV:                54.8%
DSCR:                             1.54x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated May 30, 2006.

THE 1275 K STREET LOAN

     THE LOAN. The fifth largest loan (the "1275 K Street Loan") is evidenced by two promissory notes and is secured by a first priority deed of trust on the
1275 K Street office building located in Washington D.C. (the "1275 K Street
Property"). The 1275 K Street Loan was originated on June 12, 2006 by Bear
Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Metro K LLC, a Delaware limited liability company (the "1275 K Street Borrower") that owns no material asset other than the 1275 K Street Property and related interests. The 1275 K Street Borrower is wholly owned by Rafael Etzion, a high net worth individual who currently owns real estate in Washington D.C. and New York.

     THE PROPERTY. The 1275 K Street Property is a twelve-story, Class A,
231,445 square foot office building located on the corner of 13th Street, N.W.
and K Street in Washington D.C. The property is situated near the northwestern edge of the East End office submarket, which extends from 3rd Street, N.W. to
15th Street, N.W., between Pennsylvania and Massachusetts Avenues. The 1275 K
Street Property is currently 97.7% leased to 30 total tenants. The largest tenant, the Pension Benefit Guaranty Corporation ("PBGC") accounts for approximately 30.2% of total net rentable area at the property. PBGC has continuously expanded its space at the property since its original occupancy in
1994 and recently renewed its lease to extend to December of 2018. Other notable tenants at the 1275 K Street

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                                      T-38

Property include CRG West, LLC (an affiliate of the Carlyle Group), Savvis,
Inc., APICE, Inc. (the Association of Professionals in Infection Control and
Epidemiology), the District of Columbia Treasurer's Office, Delta, Qwest
Communications, Suntrust, and the DC Republican Committee. None of these tenants individually account for more than 10% of total net rentable area of the property.

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                           % OF TOTAL        CUMULATIVE % OF
                              UNDERWRITTEN BASE                                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                # OF LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %      BASE RENTAL         BASE RENTAL
     YEAR         ROLLING          ROLLING           ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------

    Vacant           2              $ 0.00              2%               2%               0%                  0%
     MTM             1              $ 0.00              1%               3%               0%                  0%
     2006            2              $34.97              3%               6%               3%                  3%
     2007            5              $29.41              8%              14%               7%                  9%
     2008            1              $29.48              8%              22%               6%                 16%
     2009            0              $ 0.00              0%              22%               0%                 16%
     2010            7              $37.47             17%              39%              17%                 33%
     2011            4              $39.29             17%              56%              19%                 52%
     2012            2              $39.17              1%              57%               1%                 53%
     2013            2              $32.35              2%              59%               2%                 55%
     2014            1              $36.77              1%              60%               1%                 56%
     2015            0              $ 0.00              0%              60%               0%                 56%
2016 & Beyond        5              $40.42             40%             100%              44%                100%

     The following table presents certain information relating to the tenants at the 1275 K Street Property:

                                                                             % OF TOTAL     ANNUALIZED
                           CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME        MOODY'S/S&P)     NRSF    NRSF   BASE RENT ($)   BASE RENT(2)   ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------

Pension Benefit Guaranty      --/--/--      69,991    30%     $2,742,018         33%          $39.18      12/10/2018
   Corporation
CRG West, LLC                 --/--/--      21,314     9%     $  959,124         11%          $45.00      03/31/2016
Savvis, Inc.                  --/--/--      20,731     9%     $  858,155         10%          $41.39      01/31/2011
IUE-CWA, AFL-CIO(1)           --/--/--      18,248     8%     $  732,234          9%          $40.13      08/10/2010
APICE, Inc.                   --/--/--      18,465     8%     $  680,251          8%          $36.84      08/31/2011
Cavalier Telephone, LLC       --/--/--      16,954     7%     $  581,354          7%          $34.29      03/31/2010
Association of Flight
   Attendants(1)              --/--/--      18,455     8%     $  544,004          6%          $29.48      06/30/2008
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     184,158    80%     $7,097,139         84%          $38.54
--------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP         41,976    18%     $1,326,243         16%          $31.60        Various
Vacant Space                    NAP          5,311     2%     $        0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     231,445   100%     $8,423,382        100%          $37.25
--------------------------------------------------------------------------------------------------------------------

(1)  Subleased to the District of Columbia which is rated A/A2/A+.

     ESCROWS AND RESERVES. The 1275 K Street Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Cap Ex reserves spring if the 1275 K Street
Borrower fails to provide evidence of property maintenance.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
1275 K Street Loan.

     PROPERTY MANAGEMENT. The 1275 K Street Property is managed by Trammell Crow
Services, Inc. Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world with approximately 6,800 employees in more than 60 countries. The Trammell Crow
Company currently has over 500 million square feet of real estate under management.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 1275 K Street Loan and the
1275 K Street Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-39

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                       MORTGAGE LOAN NO. 7 - 2021 K STREET
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                                      T-40

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                       MORTGAGE LOAN NO. 7 - 2021 K STREET
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                                 [MAP OMITTED]

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                                      T-41

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - 2021 K STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $40,000,000
CUT-OFF DATE BALANCE:            $40,000,000
LOAN PURPOSE:                    Refinance
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              June 7, 2006
INTEREST RATE:                   5.700%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   May 7,  2016
EXPECTED MATURITY BALANCE:       $40,000,000
SPONSOR:                         Rockrose Development Corp.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of April 17, 2009
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without penalty from and after February 7,
                                 2016.
LOAN PER SF:                     $250.03
UP-FRONT RESERVES:               None
ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Other
PROPERTY SUB-TYPE:               Leased Fee
LOCATION:                        Washington D.C.
YEAR BUILT/RENOVATED:            1972 / 1990
PERCENT LEASED(1):               99.2%
SQUARE FOOTAGE:                  159,981
THE COLLATERAL:                  Land parcel underlying an 8-story office
                                 building
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Rockrose Development Corp.
3RD MOST RECENT NET OP.INCOME:   NAP
2ND MOST RECENT NET OP.INCOME:   NAP
MOST RECENT NET OP. INCOME:      NAP
U/W NET OP. INCOME:              $3,000,000
U/W NET CASH FLOW:               $3,000,000
U/W OCCUPANCY:                   99.2%
APPRAISED VALUE:                 $60,000,000
CUT-OFF DATE LTV:                66.7%
MATURITY DATE LTV:               66.7%
DSCR:                            1.30x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated March 31, 2006

THE 2021 K STREET LOAN

     THE LOAN. The sixth largest loan (the "2021 K Street Loan") as evidenced by the Promissory Note (the "2021 K Street Note") is secured by a first priority fee Amended and Restated Deed of Trust, Security Agreement, and Fixture Filing
(the "2021 K Street Mortgage") encumbering the land on which a 159,981 square foot office building known as 2021 K is built, located in Washington D.C. (the
"2021 K Street Property"). The 2021 K Street Loan was originated on April 17,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 2021 K L.L.C., a Delaware limited liability company (the "2021 K Street Borrower") that owns no material asset other than the 2021 K Street Property and related interests. The 2021 K Street Borrower is a wholly-owned subsidiary of Rockrose Development Corp., the sponsor of the 2021
K Street Loan. Rockrose Development Corp. is an owner-builder of commercial and residential real estate. Rockrose Development Corp. reportedly currently owns and manages over 5,000 apartments and 1.5 million square feet of office and retail space.

     THE PROPERTY. The 2021 K Street Property is located in Washington D.C., at
2021 K Street NW. The 2021 K Street Property consists of a 23,262 square feet, or 0.53 acre, parcel of land that underlies an 8-story Class A office building.
The 2021 K Street office building, which is not part of the collateral, was originally constructed in 1972 and renovated in 1990. The office building contains 159,981 square feet, comprised of floor plans averaging 19,000 square feet with approximately 13,000 square feet of retail on the ground floor, and also includes 254 parking spaces. The tenant under the ground lease (the "Ground
Lease") is 2021 K Leasehold L.L.C., an entity controlled by Rockrose Development
Corp. The Ground Lease expires on April 17, 2035.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-42

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                          % OF TOTAL       CUMULATIVE % OF TOTAL
                                UNDERWRITTEN                                     UNDERWRITTEN BASE     UNDERWRITTEN BASE
                # OF LEASES   BASE RENT PER SF   % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES       RENTAL REVENUES
     YEAR         ROLLING        ROLLING(1)         ROLLING      OF SF ROLLING      ROLLING(1)             ROLLING(1)
--------------------------------------------------------------------------------------------------------------------------

    Vacant            2            $ 0.00              1%              1%                0%                     0%
     MTM              0            $ 0.00              0%              1%                0%                     0%
     2006             1            $28.20              4%              5%                4%                     4%
     2007            10            $31.50             26%             31%               25%                    28%
     2008             3            $37.60              5%             37%                6%                    35%
     2009             0            $ 0.00              0%             37%                0%                    35%
     2010             5            $38.29             15%             52%               18%                    52%
     2011             3            $36.37              5%             57%                5%                    58%
     2012            24            $30.52             35%             92%               32%                    90%
     2013             2            $36.97              3%             94%                3%                    93%
     2014             2            $41.72              3%             98%                4%                    97%
2015 & Beyond         1            $39.75              2%            100%                3%                   100%

(1)  Figures in the tables above based on rent roll as of March 31, 2006 and show office rents paid to the ground lessee. The collateral for the loan is only the ground lease.

     The following table presents certain information relating to the major tenants at the 2021 K Street Property:

                                                                                            % OF TOTAL      ANNUALIZED
                               CREDIT RATING                                ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                                  (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN    BASE RENT ($      LEASE
        TENANT NAME            MOODY'S S&P)    TENANT NRSF   % OF NRSF   BASE RENT($)(1)    BASE RENT(1)   PER NRSF)(1)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Associated Press                  --/--/--        23,269         15%        $  757,633           14%           $32.56     12/31/2007
George Washington University      --/--/--        14,970          9%        $  593,784           11%           $39.66     08/31/2010
Washington ENT Group (2)          --/--/--         6,867          4%        $  272,884            5%           $39.74       Various
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            45,106         28%        $1,624,301           31%           $36.01
------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP          113,603         71%        $3,664,156           69%           $32.25       Various
Vacant Space                        NAP            1,272          1%        $        0            0%           $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           159,981        100%        $5,288,456          100%           $33.32
------------------------------------------------------------------------------------------------------------------------------------

(1)  Figures in the tables above based on rent roll as of March 31, 2006 and show office rents paid to the ground lessee. The collateral for the loan is only the ground lease.

(2)  5,278 square feet expiring on January 1, 2010 and 1,589 square feet expiring March 4, 2011

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a Trigger
Period, the 2021 K Street Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly. A Trigger Period means any period when (a) a Ground Lease Non-Existence
Event exists; or (b) the ground lessee is not required to make deposits in respect of taxes and/or insurance premiums pursuant to the Ground Lease. A
Ground Lease Non-Existence Event means when (i) the Ground Lease is no longer in full force and effect and (ii) at that time, the leasehold mortgagee (if applicable) is not and will not be entitled to a new substitute ground lease in respect of the 2021 K Street Property pursuant to the terms of the Ground Lease.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
2021 K Street Loan.

     PROPERTY MANAGEMENT. The 2021 K Street Property is managed by Rockrose
Development Corp., which is the 2021 K Street Loan's sponsor. The management agreement is subordinate to the 2021 K Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 2021 K Street Loan and the
2021 K Street Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-43

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 - MILLENNIUM FINANCIAL CENTER
--------------------------------------------------------------------------------

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                                      T-44

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                MORTGAGE LOAN NO. 8 - MILLENNIUM FINANCIAL CENTER
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                                      T-45

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 - MILLENNIUM FINANCIAL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $34,500,000
CUT-OFF DATE BALANCE:         $34,500,000
LOAN PURPOSE:                 Refinance
SHADOW RATING (FITCH/S&P):    NAP
FIRST PAYMENT DATE:           June 1, 2006
INTEREST RATE:                5.955%
AMORTIZATION:                 Interest Only through May 1, 2009. Principal and
                              interest payments of $173,584.11 beginning June 1,
                              2009 through the anticipated maturity date.
ARD:                          May 1, 2016
HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              the greater of (i) 8.45% or (ii) the 10-year on
                              the run U.S. Treasury Issue rounded to the nearest
                              basis point plus 2.50%.
MATURITY DATE:                May 1, 2036
EXPECTED ARD BALANCE:         $31,203,896
SPONSORS:                     Walter Isenberg, Rob Cohen, Dakotah Investments,
                              LLC, Oxford 2005 LLLP
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Locked out until the earlier of June 1, 2010 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after April 1,
                              2016.
LOAN PER SF:                  $258.76
UP-FRONT RESERVES:            RE Tax:$13,208
                              TI/LC: $295,780
ONGOING RESERVES:             RE Tax:$27,618 / month
                              Insurance:Springing
                              TI/LC: $32,264 / month
LOCKBOX:                      Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban
LOCATION:                         Denver, CO
YEAR BUILT/RENOVATED:             2000 / NAP
PERCENT LEASED(1):                100.0%
SQUARE FOOTAGE:                   133,328
THE COLLATERAL:                   A 6-story office building
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Sage Oxford, Inc.
3RD MOST RECENT NET OP. INCOME:   $3,077,088
2ND MOST RECENT NET OP. INCOME:   $3,125,492
MOST RECENT NET OP. INCOME:       $3,232,193
U/W NET OP. INCOME:               $3,055,863
U/W NET CASH FLOW:                $2,895,870
U/W OCCUPANCY:                    95.0%
APPRAISED VALUE:                  $45,900,000
CUT-OFF DATE LTV:                 75.2%
ARD LTV:                          68.0%
DSCR:                             1.39x
POST IO DSCR:                     1.17x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated April 30, 2006.

THE MILLENNIUM FINANCIAL CENTER LOAN

     THE LOAN. The seventh largest loan (the "Millennium Financial Center Loan")
as evidenced by the Secured Promissory Note (the "Millennium Financial Center
Note") is secured by a first priority fee Deed of Trust, Security Agreement and
Assignment Rents (the "Millennium Financial Center Mortgage") encumbering the
133,328 square foot office building known as Millennium Financial Center, located in Denver, Colorado (the "Millennium Financial Center Property"). The
Millennium Financial Center Loan was originated on May 2, 2006 by or on behalf of Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is Millennium Financial Center Holdings, LLC, a two-tier special purpose entity (the "Millennium Financial Center Borrower").
The Millennium Financial Center Borrower is primarily owned by MFC
Manager-Oxford 2005, LLC (32.3%), Wazee Street Holdings, LLC (32.3%), and 1550
Seventeenth Street, LLC (18.3%). The remaining 17.2% is owned by Class B members with no voting rights and consists of three individuals and one entity. The liability carve-outs are guaranteed by Oxford 2005,

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                                      T-46

LLLP and Dakotah Investments, LLC, two entities controlled by Walter Isenberg and Rob Cohen. Each entity is required to maintain minimum liquid assets of at least $1MM and a minimum net worth of at least $4MM throughout the term of the
Millennium Financial Center Loan.

     THE PROPERTY. The Millennium Financial Center Property is a 133,328 square foot office building consisting of six above ground stories and a below grade parking structure. The first floor is predominately retail space. The parking garage is five levels, all below ground, and provides 265 total spaces
(2.00/1,000 square feet). The Millennium Financial Center Property was constructed in 2000 and is located on 0.58 acres of land. The Millennium
Financial Center Property is located in the Denver CBD. More specifically, it is on the southeast corner of 17th Street and Wazee Street in historic Lower
Downtown (LoDo). The Millennium Financial Center is three blocks from Coors
Field, within walking distance of the Pepsi Center and is one block from Union
Station, which is in the process of a $1 billion-plus redevelopment as Metro
Denver's intermodal transportation center.

                             LEASE ROLLOVER SCHEDULE

                                  AVERAGE                                           % OF TOTAL
                                UNDERWRITTEN                                       UNDERWRITTEN       CUMULATIVE % OF TOTAL
                # OF LEASES   BASE RENT PER SF   % OF TOTAL SF    CUMULATIVE %     BASE RENTAL      UNDERWRITTEN BASE RENTAL
     YEAR         ROLLING         ROLLING           ROLLING      OF SF ROLLING   REVENUES ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------

    Vacant           0             $ 0.00              0%               0%               0%                     0%
     MTM             0             $ 0.00              0%               0%               0%                     0%
     2006            0             $ 0.00              0%               0%               0%                     0%
     2007            0             $ 0.00              0%               0%               0%                     0%
     2008            0             $ 0.00              0%               0%               0%                     0%
     2009            0             $ 0.00              0%               0%               0%                     0%
     2010            0             $ 0.00              0%               0%               0%                     0%
     2011            2             $28.68              2%               2%               2%                     2%
     2012            7             $22.75             68%              70%              67%                    70%
     2013            6             $23.08             30%             100%              30%                   100%
     2014            0             $ 0.00              0%             100%               0%                   100%
     2015            0             $ 0.00              0%             100%               0%                   100%
2016 & Beyond        0             $ 0.00              0%             100%               0%                   100%

     The following table presents certain information relating to the major tenants at the Millennium Financial Center Property:

                             CREDIT                                        % OF TOTAL     ANNUALIZED
                             RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Davis, Graham, & Stubbs     --/--/--      90,563     68%    $2,065,007          67%         $22.80       09/30/2012
Insurance Management        --/--/--      37,267     28%    $  872,020          29%         $23.40       12/31/2013
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   127,830     96%    $2,937,027          96%         $22.98
-------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP         5,498      4%    $  127,164           4%         $23.13        Various
Vacant Space                   NAP             0      0%    $        0           0%         $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   133,328    100%    $3,064,191       100.0%         $22.98
-------------------------------------------------------------------------------------------------------------------

     ESCROWS AND RESERVES. A $295,780 initial TI/LC escrow was collected at closing and the Millennium Financial Center Borrower is required to escrow a monthly amount of $32,264 to cover TI/LC's related to Davis, Graham, & Stubbs space. The Millennium Financial Center Borrower is required to escrow real estate taxes monthly. The amounts shown are the current monthly collections.
Upon occurrence of an event of default, the Millennium Financial Center Borrower is required to deposit monthly 1/12 of the estimated annual insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Millennium Financial Center Loan. The lockbox will spring to hard in the event of default.

     PROPERTY MANAGEMENT. The Millennium Financial Center Property is managed by
Sage Oxford, Inc. which is an affiliate of the Millennium Financial Center
Borrower. The management agreement is subordinate to the Millennium Financial
Center Loan. Walter Isenberg is the co-founder of Sage Hospitality Resources and serves as the company's President and CEO. Sage Oxford, Inc., an affiliate

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                                      T-47

of Sage Hospitality Resources manages and leases the Millennium Financial Center
Property. Sage Oxford, Inc. specializes in the operations, development, and capital transactions of hospitality real estate. Sage Oxford, Inc. owns and operates 44 hotels in 19 states, ranging from large, urban full-service hotels to smaller, limited-service suburban properties. Mr. Isenberg directs all company operations, including hotel development, asset management, and property management. Sage Oxford, Inc. has been managing the property since it was built in 2000.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Millennium Financial Center
Loan and the Millennium Financial Center Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-48

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                                      T-49

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                      MORTGAGE LOAN NO. 9 - NOKIA BUILDING
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                                      T-50

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                      MORTGAGE LOAN NO. 9 - NOKIA BUILDING
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                                      T-51

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - NOKIA BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                               $32,000,000
CUT-OFF DATE BALANCE:                           $32,000,000
LOAN PURPOSE:                                   Refinance
SHADOW RATING (FITCH/S&P):                      BBB- / BBB-
FIRST PAYMENT DATE:                             August 1, 2006
INTEREST RATE:                                  6.080%
AMORTIZATION:                                   Interest Only
ARD:                                            July 1, 2016
HYPERAMORTIZATION:                              After the ARD, the loan interest
                                                rate steps up to the greater of
                                                (i) 6.08%  plus 2.50% or (ii)
                                                the 10 year on the run U.S.
                                                Treasury Issue rounded to the
                                                nearest basis point plus 2.50%.
MATURITY DATE:                                  July 1, 2036
EXPECTED ARD BALANCE:                           $32,000,000
SPONSORS:                                       Miller Brothers Investments,
                                                LLC, Anthony Miller, Arten
                                                Miller, Miller Brothers Scripps
                                                Summit Drive, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Prepayable at any time with the
                                                greater of a yield maintenance
                                                penalty and 1% of the
                                                outstanding principal balance
                                                being prepaid.  Prepayable
                                                without penalty from and after
                                                June 1, 2016.
LOAN PER SF:                                    $167.68
UP-FRONT RESERVES:                              None
ONGOING RESERVES:                               RE Tax:      Springing
                                                Insurance:   Springing
                                                TI/LC:       Springing
LOCKBOX:                                        Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset
PROPERTY TYPE:                                   Office
PROPERTY SUB-TYPE:                               Suburban
LOCATION:                                        San Diego, CA
YEAR BUILT/RENOVATED:                            1999 / NAP
PERCENT LEASED(1):                               100.0%
SQUARE FOOTAGE:                                  190,837
THE COLLATERAL:                                  A 3-story, single tenant office
                                                 building
OWNERSHIP INTEREST:                              Fee
PROPERTY MANAGEMENT:                             Miller Brothers Scripps Summit
                                                 Drive, LLC
3RD MOST RECENT NET OP. INCOME:                  $4,163,005
2ND MOST RECENT NET OP. INCOME:                  $4,304,866
MOST RECENT NET OP. INCOME:                      $4,363,325
U/W NET OP. INCOME:                              $4,239,914
U/W NET CASH FLOW:                               $3,999,221
U/W OCCUPANCY:                                   95.0%
APPRAISED VALUE:                                 $64,400,000
CUT-OFF DATE LTV:                                49.7%
ARD LTV:                                         49.7%
DSCR:                                            2.03x
POST IO DSCR:                                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated June 23, 2006.

THE NOKIA BUILDING LOAN

     THE LOAN. The eighth largest loan (the "Nokia Building Loan") as evidenced by the Secured Promissory Note (the "Nokia Building Note") is secured by a first priority fee Mortgage and Security Agreement, Assignment of Deed of Trust and
Assignment of Leases and Rents (the "Nokia Building Mortgage") encumbering a
3-story office building containing 188,337 square feet of NRA and an adjacent one-story 2,500 square foot lab building known as Nokia Building, located in San
Diego, California (the "Nokia Building Property"). The Nokia Building Loan was
originated on June 23, 2006 by or on behalf of Principal Commercial Funding II,
LLC.

     THE BORROWER. The borrower is Miller Brothers Scripps Summit Drive, LLC
(the "Nokia Building Borrower"). The Nokia Building Borrower is owned by The
Anthony and Lisa Miller Family Trust (50.0%) and Arlen Miller (50.0%). Anthony
Miller and Arlen Miller have a combined 43 years of commercial real estate experience. Anthony Miller and Arlen Miller represent the third generation of real estate professionals in the Miller Family Companies. The Miller Family has
been involved in real estate since 1933.

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                                      T-52

     THE PROPERTY. The Nokia Building Property is a 3-story office building containing 188,337 square feet of NRA and an adjacent one-story 2,500 square feet lab building. The property was constructed in 1999 and is located on 12.21 acres of land. Amenities include a fitness center, a cafe, two tennis courts, a basketball court, and a sand volleyball court. The building also features 2 passenger elevators, 1 service elevator, and an enhanced security system. Onsite parking is provided for 708 vehicles (3.8/1,000 square feet). The Nokia Building
Property is located on Scripps Summit Drive within the Scripps Miramar Ranch section of San Diego. The property is located immediately east of I-15 and 14 miles north of downtown San Diego.

                             LEASE ROLLOVER SCHEDULE

                                                                                     % OF TOTAL
                                                                                    UNDERWRITTEN
                                    AVERAGE                                          BASE RENTAL    CUMULATIVE % OF TOTAL
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF    CUMULATIVE %     REVENUES        UNDERWRITTEN BASE
    YEAR          ROLLING     RENT PER SF ROLLING      ROLLING      OF SF ROLLING      ROLLING     RENTAL REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------

   Vacant            0               $ 0.00                0%               0%             0%                   0%
     MTM             0               $ 0.00                0%               0%             0%                   0%
    2006             0               $ 0.00                0%               0%             0%                   0%
    2007             0               $ 0.00                0%               0%             0%                   0%
    2008             0               $ 0.00                0%               0%             0%                   0%
    2009             0               $ 0.00                0%               0%             0%                   0%
    2010             1               $23.18              100%             100%           100%                 100%
    2011             0               $ 0.00                0%             100%             0%                 100%
    2012             0               $ 0.00                0%             100%             0%                 100%
    2013             0               $ 0.00                0%             100%             0%                 100%
    2014             0               $ 0.00                0%             100%             0%                 100%
    2015             0               $ 0.00                0%             100%             0%                 100%
2016 & Beyond        0               $ 0.00                0%             100%             0%                 100%

     The following table presents certain information relating to the major tenants at the Nokia Building Property:

                                                                                        % OF TOTAL     ANNUALIZED
                         CREDIT RATING                                 ANNUALIZED        ANNUALIZED   UNDERWRITTEN
                            (FITCH/                                UNDERWRITTEN BASE   UNDERWRITTEN    BASE RENT        LEASE
        TENANT NAME      MOODY'S/S&P)    TENANT NRSF   % OF NRSF       RENT ($)         BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Nokia, Inc.                --/--/--         190,837      100%          $4,422,684           100%         $23.18      10/31/2010
Other Tenants                 NAP                 0        0%          $        0             0%         $ 0.00           NAP
Vacant Space                  NAP                 0        0%          $        0             0%         $ 0.00           NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      190,837      100%          $4,422,684           100%         $23.18
-------------------------------------------------------------------------------------------------------------------------------

     ESCROWS AND RESERVES. In the event Nokia, Inc. does not exercise its first renewal option by October 1, 2009, the Nokia Building Borrower shall either post a letter of credit in the amount of $3,250,000 or deposit monthly escrow payments of $250,000 beginning October 1, 2009 through October 1, 2010. In the event Nokia, Inc. does not exercise its second renewal option by October 1,
2014, the Nokia Building Borrower shall either post a letter of credit in the amount of $3,250,000 or deposit monthly escrow payments of $250,000 beginning
October 1, 2014 through October 1, 2015. Upon occurrence of an event of default,
Commerce Street Associates, the Nokia Building Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Nokia Building Loan. The lockbox will spring to hard in the event of default.

     PROPERTY MANAGEMENT. The Nokia Building Property is managed by the Nokia
Building Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x, (ii)
lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender, and (iii) the ability to obtain mezzanine debt is personal to the current Nokia Building Borrower and any successor or assign of the Nokia Building Borrower under the Nokia Building
Loan.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Nokia Building Loan and the
Nokia Building Property is set forth on Appendix II hereto.

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refer to important information and qualifications at the end of this material.
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                                      T-53

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                       MORTGAGE LOAN NO. 10 - THE RESERVE
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                                      T-54

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                       MORTGAGE LOAN NO. 10 - THE RESERVE
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                                      T-55

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 10 - THE RESERVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $25,000,000
CUT-OFF DATE BALANCE:        $25,000,000
LOAN PURPOSE:                Acquisition
SHADOW RATING (FITCH/S&P):   NAP
FIRST PAYMENT DATE:          July 1, 2006
INTEREST RATE:               6.270%
AMORTIZATION:                Interest Only
ARD:                         June 1, 2013
HYPERAMORTIZATION:           After the ARD, the loan interest rate steps up to
                             the greater of (i) 6.27% plus 2.00% or (ii) the 10
                             year on the run U.S. Treasury Issue rounded to the
                             nearest basis point plus 2.00%.
MATURITY DATE:               June 1, 2036
EXPECTED ARD BALANCE:        $25,000,000
SPONSORS:                    Larry Connor
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Locked out until the earlier of July 1, 2010 or 2
                             years after the REMIC "start-up" day, with U.S.
                             Treasury defeasance thereafter. Prepayable without
                             penalty from and after May 1, 2013.
LOAN PER UNIT:               $83,056.48
UP-FRONT RESERVES:           RE Tax:      $339,723
                             Insurance:   $20,517
ONGOING RESERVES:            RE Tax:      $67,945 / month
                             Insurance:   $5,129 / month
LOCKBOX:                     None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Multifamily
PROPERTY SUB-TYPE:                Mid Rise
LOCATION:                         Dallas, TX
YEAR BUILT/RENOVATED:             1997 / NAP
PERCENT LEASED(1):                93.0%
UNITS:                            301
THE COLLATERAL:                   23, three-story apartment buildings
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              The Conner Group
3RD MOST RECENT NET OP. INCOME:   NAP
2ND MOST RECENT NET OP. INCOME:   $1,967,202
MOST RECENT NET OP. INCOME:       $2,004,784
U/W NET OP. INCOME:               $2,048,086
U/W NET CASH FLOW:                $1,973,739
U/W OCCUPANCY:                    92.2%
APPRAISED VALUE:                  $34,000,000
CUT-OFF DATE LTV:                 73.5%
ARD LTV:                          73.5%
DSCR:                             1.24x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated May 4, 2006.

THE RESERVE LOAN

     THE LOAN. The ninth largest loan ("The Reserve Loan") as evidenced by the
Secured Promissory Note ("The Reserve Note") is secured by a first priority fee
Deed of Trust, Security Agreement, and Assignment of Rents ("The Reserve
Mortgage") encumbering the 301 unit multifamily apartment complex known as The
Reserve, located in Dallas, Texas ("The Reserve Property"). The Reserve Loan was
originated on May 9, 2006 by or on behalf of Principal Commercial Funding II,
LLC.

     THE BORROWER. The borrower is a tenant-in-common structure which consists of The Reserve Apartments Limited Partnership and Arbors/Reserve Limited
Partnership ("The Reserve Borrower"). Each tenant-in-common structure owns a 50%
undivided tenant-in-common interest in The Reserve Property. The managing partner and carve-out guarantor of The Reserve Loan is Larry Connor. Mr. Connor has 25 years of real estate experience.

     THE PROPERTY. The Reserve Property is a multi-family apartment complex containing 301 units within 23, three-story buildings. The property was constructed in 1997. The property is located on 11.63 acres of land and onsite parking is provided for 504 vehicles (1.67/unit). The Reserve Property is located at 13907 Montfort Drive, Dallas, Dallas County, Texas. It is located between Southern Boulevard and Spring Valley Road approximately 1.5 blocks east of the North Dallas Toll Road. The Galleria Mall is approximately 3

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                                      T-56

blocks to the southwest of the property where Interstate 635 (LBJ Freeway) and the Dallas North Toll Road intersect. The Galleria Mall is anchored by Saks
Fifth Avenue, Tiffany & Co., Nordstrom, and Macy's.

                                                                         AVERAGE MONTHLY
UNIT TYPE   NUMBER OF UNITS   PERCENT LEASED (1)   AVERAGE SF PER UNIT    RENT PER UNIT    AVERAGE ANNUAL RENT PER SF
---------------------------------------------------------------------------------------------------------------------

1-Bedroom          165                  95%                  828             $  819                   $12
2-Bedroom          136                  91%                1,376             $1,214                   $11
---------------------------------------------------------------------------------------------------------------------
TOTAL              301                  93%                1,076             $1,011                   $11
---------------------------------------------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated May 4, 2006

     ESCROWS AND RESERVES. The Reserve Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Reserve Property is managed by The Connor Group, which is an affiliate of The Reserve Borrower. The management agreement is subordinate to The Reserve Loan. The Connor Group was established in 1991 and currently manages over 10,000 units in six cities. The Connor Group and related partnerships have owned and operated 52 apartment communities since 1991. They currently own 38 properties comprised of 10,159 units. The properties are located in Dallas, Atlanta, Indianapolis, Columbus, Cincinnati and Dayton. The
Connor Group has approximately 250 employees.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding The Reserve Loan and The Reserve
Property is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                      T-57

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                   MORTGAGE LOAN NO. 11 - 150 HILLSIDE AVENUE
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                                      T-58

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                   MORTGAGE LOAN NO. 11 - 150 HILLSIDE AVENUE
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                                      T-59

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                   MORTGAGE LOAN NO. 11 - 150 HILLSIDE AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $23,830,000
CUT-OFF DATE BALANCE:         $23,830,000
LOAN PURPOSE:                 Refinance
SHADOW RATING (FITCH/S&P):    NAP
FIRST PAYMENT DATE:           July 1, 2006
INTEREST RATE:                6.387%
AMORTIZATION:                 Interest Only through June 1, 2008. Principal and
                              interest payments of $148,855.28 beginning July 1,
                              2008 through the anticipated repayment date.
ARD:                          June 1, 2018
HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              8.3870%.
MATURITY DATE:                June 1, 2036
EXPECTED ARD BALANCE:         $20,470,917
SPONSORS:                     Alan Weissman & Alfred Weissman
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Locked out until the earlier of July 1, 2009 or 2
                              years after the REMIC "start-up" date with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after May 1, 2018.
LOAN PER SF:                  $187.16
UP-FRONT RESERVES:            RE Tax:      $113,172
                              TI/LC:       $2,287,835
                              Other:       $5,000,000
ONGOING RESERVES:             RE Tax:      $28,252 / month
                              Insurance:   Springing
                              Cap Ex:      Springing
                              TI/LC:       Springing
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     White Plains, NY
YEAR BUILT/RENOVATED:         1989, 2000-2004 / NAP
PERCENT LEASED(1):            97.5%
SQUARE FOOTAGE:               127,325
THE COLLATERAL:               Class A office building
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Alfred Weissman Real Estate, Inc.
3RD MOST RECENT NET OP.
INCOME:                       NAP
2ND MOST RECENT NET OP.
INCOME:                       NAP
MOST RECENT NET OP. INCOME:   $910,273
U/W NET OP. INCOME:           $2,266,800
U/W NET CASH FLOW:            $2,153,866
U/W OCCUPANCY:                92.5%
APPRAISED VALUE(2):           $32,000,000
CUT-OFF DATE LTV:             74.5%
ARD LTV:                      64.0%
DSCR:                         1.40x
POST IO DSCR:                 1.21x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated June 1, 2006.

(2)  Stabilized value as of November 1, 2006, the projected occupancy date of
     ComStock, Inc. The as-is value as of March 24, 2006 is $26,000,000.

THE 150 HILLSIDE AVENUE LOAN

     THE LOAN. The tenth largest loan (the "150 Hillside Avenue Loan") is evidenced by one promissory note and is secured by a first priority mortgage on the 150 Hillside Avenue office building located in White Plains, New York (the
"150 Hillside Property"). The 150 Hillside Loan was originated on May 12, 2006 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is 150 Hillside Avenue Members, LLC, a Delaware limited liability company (the "150 Hillside Avenue Borrower") that owns no material asset other than the 150 Hillside Avenue Property and related interests. The 150 Hillside Avenue Borrower is indirectly owned by Alfred
Weissman (50%) and Alan Weissman (50%). Alfred and Alan Weissman, through Alfred
Weissman Real Estate, Inc., develop and manage properties throughout New York and Georgia and currently have a portfolio of over twenty properties.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                      T-60

     THE PROPERTY. The 150 Hillside Avenue Property is a class A, 127,325 square foot office building located in White Plains, New York. The property is situated at 150 Hillside Avenue on Route 100, approximately 1 mile from the I-287 interchange in Westchester County. The 150 Hillside Avenue Property is currently approximately 98% leased to four tenants. The largest tenant, the Dannon
Company, occupies approximately 56% of the total net rentable area under a lease through September 2017. The second largest tenant, ComStock, Inc., recently signed a lease for 46,316 square feet through October 2019 and is currently building out their space. Comstock Inc., a subsidiary of Interactive Data
Corporation (NYSE: IDC), is expected to take occupancy in November 2006. The third major tenant is the NYS Environmental Conservation. Investment grade rated tenants or their affiliates account for approximately 61% of the net rentable area and 64% of the in place base rent.

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                         % OF TOTAL        CUMULATIVE % OF
                  # OF     UNDERWRITTEN                                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                 LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %      BASE RENTAL         BASE RENTAL
     YEAR       ROLLING     SF ROLLING       ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant         1          $ 0.00             2%              2%                0%                  0%
      MTM          0          $ 0.00             0%              2%                0%                  0%
     2006          0          $ 0.00             0%              2%                0%                  0%
     2007          1          $ 0.00             0%              2%                0%                  0%
     2008          0          $ 0.00             0%              2%                0%                  0%
     2009          0          $ 0.00             0%              2%                0%                  0%
     2010          0          $ 0.00             0%              2%                0%                  0%
     2011          0          $ 0.00             0%              2%                0%                  0%
     2012          0          $ 0.00             0%              2%                0%                  0%
     2013          0          $ 0.00             0%              2%                0%                  0%
     2014          0          $ 0.00             0%              2%                0%                  0%
     2015          0          $ 0.00             0%              2%                0%                  0%
2016 & Beyond      3          $27.29            98%            100%              100%                100%

     The following table presents certain information relating to the tenants at the 150 Hillside Avenue Property:

                                                                                % OF TOTAL      ANNUALIZED
                          CREDIT RATING                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/       TENANT    % OF      UNDERWRITTEN    UNDERWRITTEN      BASE RENT      LEASE
     TENANT NAME         MOODY'S/S&P)(1)    NRSF     NRSF(2)   BASE RENT ($)     BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

The Dannon Company           --/A1/A+       70,920      56%      $1,997,350          59%          $28.16      09/30/2017
ComStock, Inc.               --/--/--       46,316      36%      $1,204,216          36%          $26.00      10/31/2019
NYS Environmental           AA-/Aa3/AA
Conservation                                 6,920       5%      $  186,954           6%          $27.02      04/30/2016
Cablevision                  --/--/--            0       0%      $    1,200           0%            NAP       10/31/2007
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     124,156      98%      $3,389,721         100%          $27.30
------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP              0       0%      $        0           0%          $ 0.00         NAP
Vacant Space                    NAP          3,169       2%      $        0           0%          $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     127,325     100%      $3,389,721         100%          $26.62
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Reserves of $7,287,835 were collected at origination associated with the Comstock tenants. $2,287,835 was held back for certain tenant improvements and leasing commissions associated with the build out of
Comstock's space. The Other Reserve of $5,000,000 shall be held by the lender as additional collateral for the 150 Hillside Avenue Loan and released upon receipt of a tenant estoppel certificate certifying that Comstock is in occupancy, open for business, no default has occurred under the lease and all 150 Hillside
Avenue Borrower work required under the lease has been substantially completed.
The 150 Hillside Avenue Borrower is required to escrow 1/12 of annual real estate taxes monthly. Insurance reserves spring if the 150 Hillside Avenue
Borrower fails to provide evidence of payment and EOD. A Cap Ex reserve equal to
1/12 of an annual replacement reserve amount of $0.20 per square foot springs if the 150 Hillside Avenue Borrower fails to provide evidence of property maintenance. Beginning on June 1, 2015, the 150 Hillside Avenue Borrower shall make monthly TI/LC escrow payments of $55,000.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
150 Hillside Avenue Loan.

     PROPERTY MANAGEMENT. The 150 Hillside Avenue Property is managed by Alfred
Weissman Real Estate, Inc., an affiliate of the 150 Hillside Avenue Borrower.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                      T-61

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 150 Hillside Avenue Loan and the 150 Hillside Avenue Property is set forth on Appendix II hereto.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                      T-63

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